As filed with the Securities and Exchange Commission on November 7, 2006
                                                     Registration No. 333-124167

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            KRONOS ADVANCED TECHNOLOGIES,
           Nevada                       INC.                   84-0440410
(State or Other Jurisdiction  (Name of Registrant           (I.R.S. Employer
     of Incorporation            in Our Charter)             Identification No.)
      or Organization)

                                                         Daniel R. Dwight
  464 Common Street, Suite 301                      464 Common Street, Suite 301
  Belmont, Massachusetts 02478                      Belmont, Massachusetts 02478
        (617) 993-9965                  6799              (617) 993-9965
(Address and telephone number                             (Name, address and
 of Principal Executive Offices   (Primary Standard          telephone number
 and Principal Place of Business)      Industrial          of agent for service)
                                    Classification
                                       Code Number)

                                  Copies to:
     Clayton E. Parker, Esq.                   Ronald S. Haligman, Esq.
     Kirkpatrick & Lockhart                     Kirkpatrick & Lockhart
      Nicholson Graham LLP                       Nicholson Graham LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
        Miami, Florida 33131                       Miami, Florida 33131
   Telephone:      (305) 539-3300             Telephone:      (305) 539-3300
   Telecopier:     (305) 358-7095             Telecopier:     (305) 358-7095

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================== ====================== ===================== ====================== =====================
                                                            Proposed Maximum      Proposed Maximum            Amount
---------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Title Of Each Class                       Amount             Offering Price           Aggregate          Of Registration
---------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Of Securities To Be Registered       To Be Registered         Per Share(1)         Offering Price             Fee(2)
---------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Common stock, par value $0.001            164,848,371(2)                 $0.08         $13,187,869.68             $1,552.21
per share
---------------------------------- ---------------------- --------------------- ---------------------- ---------------------
TOTAL                                     164,848,371(2)                 $0.08         $13,187,869.68          $1,552.21(3)
================================== ====================== ===================== ====================== =====================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of April 18, 2005.

(2) Of these shares, 156,985,871 shares are being registered under a Standby Equity Distribution Agreement, 62,500 shares were issued as a placement agent fee pursuant to the Standby Equity Distribution Agreement and
     5,000,000 shares were issued pursuant to a private placement. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
     Section 8(a), may determine.

(3)  The registration fee was previously paid on April 18, 2005.

MI-219913 v2 0434180-0201

           Preliminary Prospectus subject to completion, dated November 7, 2006

                                   PROSPECTUS

                        KRONOS ADVANCED TECHNOLOGIES INC.
                       164,848,371 Shares of Common Stock


         This Prospectus relates to the sale of up to 164,848,371 shares of Kronos Advanced Technologies, Inc.'s common stock by certain persons who are, or will become, stockholders of Kronos. The selling stockholders consist of:

o Cornell Capital Partners, L.P. who intend to sell up to an aggregate amount of 161,985,871 shares of common stock, which includes 156,985,871 shares of common stock pursuant to a Standby Equity Distribution Agreement and 5,000,000 shares of common stock previously purchased in a private placement.

o Newbridge Securities Corporation, an unaffiliated registered broker-dealer retained by Kronos in connection with the Standby Equity Distribution Agreement, which intends to sell 62,500 shares of common stock issued as a placement agent fee.

o A group of accredited investors, who intend to sell 2,800,000 shares of common stock previously purchased in a private placement.

         Please refer to "Selling Stockholders" beginning on page 12.

         Kronos is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Kronos will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by Kronos.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On October 25, 2006, the last reported sale price of our common stock was $0.0152 per share.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of Kronos' common stock for a total discount of 7% of the common stock's market price. In addition, Kronos paid Cornell Capital Partners a one-time commitment fee of 2,941,175 shares of our common stock, of which 1,470,587 shares were issued to Cornell Capital Partners on the six (6) month anniversary of the Standby Equity Distribution Agreement and 1,470,588 shares were issued to Cornell Capital Partners on the twelve (12) month anniversary of the Standby Equity Distribution Agreement. The 7% discount on the purchase of the common stock to be received by Cornell Capital Partners and the commitment fee are underwriting discounts. From June 14, 2005 (the date of the accompanying registration statement was declared effective by the Securities and Exchange Commission) through October 25, 2006, we received net proceeds of $4,701,500 under the Standby Equity Distribution Agreement and issued 106,007,404 shares of our common stock in connection with these advances. On June 14, 2005, our stock price was $0.08 per share and on October 25, 2006, our stock price was $0.0152 per share.

         Kronos engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a fee of $10,000 by the issuance of 62,500 shares of Kronos' common stock.

         Kronos' common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

         Our common stock is quoted on the Over-the-Counter- Bulletin Board under the symbol "KNOS.OB."

         These securities are speculative and involve a high degree of risk.

         With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate June 13, 2007, which is 24 months after the accompanying registration statement was initially declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Please refer to "Risk Factors" beginning on page 6.





                 The date of this Prospectus is __________, 2006.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................4
RISK FACTORS...................................................................6
FORWARD-LOOKING STATEMENTS....................................................11
SELLING STOCKHOLDER...........................................................12
USE OF PROCEEDS...............................................................15
DILUTION......................................................................16
SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................17
STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................19
PLAN OF DISTRIBUTION..........................................................22
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................24
DESCRIPTION OF BUSINESS.......................................................29
MANAGEMENT....................................................................39
PRINCIPAL STOCKHOLDERS........................................................45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................46
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND
OTHER STOCKHOLDER MATTERS.....................................................47
EXPERTS.......................................................................53
LEGAL MATTERS.................................................................53
HOW TO GET MORE INFORMATION...................................................53
CONSOLIDATED FINANCIAL STATEMENTS AT JUNE 30, 2006...........................F-i
PART II.................................................................... II-1
SIGNATURES.................................................................II-10

         Our audited financial statements for the fiscal year ended June 30, 2006, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

         Kronos Advanced Technologies, Inc. is an application development and licensing company that has developed and patented technology that fundamentally changes the way air is moved, filtered and sterilized. Kronos is pursuing commercialization of its proprietary technology in a limited number of markets; and if we are successful, we intend to enter additional markets in the future. Eleven of the Company's U.S. patent applications and two of its international patent applications have been allowed for issuance. To date, our ability to execute our strategy has been restricted by our limited amount of capital.

         Kronos is focused on prioritizing the Company's limited resources on developing and licensing Kronos' proprietary technology for air movement and purification applications to address the indoor air quality market. The Kronos technology has numerous valuable characteristics for applications in the indoor air quality market, including moving air and gases at high velocities while filtering odors, smoke and particulates and sterilizing air from bacteria and virus contamination. A number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies and independent testing facilities. Although no commercial products using the Kronos technology have been sold to date, the Company has begun establishing strategic relationships with select companies both domestically and internationally for standalone and embedded applications of our proprietary technology.

         The Kronos technology combines high voltage electronics and electrodes. By combining these technologies, a Kronos-based device can both move and clean air without any moving parts. Kronos devices are versatile, energy- and cost-efficient and capable of multiple design forms. As a result, Kronos devices have the potential to be used as a standalone product or to replace a range of heating, ventilation and air conditioning products for residential usage to high efficiency particulate air filtration systems for operating and manufacturing clean rooms.

         The proprietary Kronos technology involves the application of high voltage management across paired electrical grids to create an ion exchange that moves and purifies air. Kronos technology has numerous valuable characteristics. It moves air and gases at high velocities while removing odors, smoke and particulates and killing pathogens, including bacteria, mold and spores. The technology is cost-effective and is more energy efficient than current alternative fan and filter (including HEPA filter and ultraviolet light based) technologies.

         A number of the scientific claims of the Kronos technology have been tested by the U. S. government and a few multi-national companies, including the
U. S. Department of Energy, the U. S. Department of Defense, General Dynamics, Underwriters Laboratory, and Intel. Independent laboratory testing has verified the purification capability of the Kronos technology. Tests conducted at MicroTest Laboratories, LMS Industries and New Hampshire Materials Laboratory demonstrated HEPA Clean Room Class 1000 quality particulate reduction, removal of over 99.97% of 0.1 micron and above size particles, and up to 95% reduction of hazardous gases, including numerous contaminants found in cigarette smoke. Intertek, one of the global leaders for testing electrical and electronic products, performed tobacco smoke elimination tests in accordance with ANSI/AHAM AC-1-1988 standard entitled "American National Standard Method for Measuring Performance of Portable Household Electric Cord-Connected Room Air Cleaners." The test demonstrated a Clean Air Delivery Rate (CADR) for the Kronos air purifier of over 300. These results place the Kronos device in one of the highest categories of particulate cleaning for standalone devices.

         Kronos' business development strategy is to sell and license the Kronos technology to six distinct market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) air purification for unique spaces (cleanrooms, airplanes, automotive, and cruise ships); (3) specialized military (naval vessels, closed vehicles and mobile facilities); (4) embedded cooling and cleaning (electronic devices and medical equipment); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

         Kronos' focus is on the first four of these market segments which are described in more detail below. Kronos is currently developing products for the air movement and purification, air purification for unique spaces, and specialized military markets through specific customer contracts. Kronos is currently undertaking research and development in the embedded micro cooling market using Company funds and a third party grant. These contracts and grant are described in more detail in the Technology Application and Product Development section of this filing.

o Air Movement and Purification. Indoor air pollution, including "sick building syndrome" and "building related illness," is primarily caused by inadequate ventilation, chemical contaminants from indoor and outdoor sources and biological contaminants. There is also a demand for smaller devices that move, heat and deodorize the indoor air stream. The addressable air movement and purification segment is made up of four target markets: (1) residential, (2) health care, (3) hospitality and (4) commercial.

o Air Purification for Unique Spaces. Electronics, semiconductor, pharmaceutical, aerospace, medical and many other producers depend on cleanroom technology. As products such as electronic devices become smaller, the chance of contamination in manufacturing becomes higher. For pharmaceutical companies, clean, safe and contaminant-free products are imperative to manufacturing and distributing a viable product. Other potential applications for the Kronos technology include closed environments such as aircraft, cruise ships and other transportation modes that require people to breathe contaminated, re-circulated air for extended periods. Kronos is building on its product development effort with its strategic partner in the business jet market and the U.S. military to serve other closed environment applications.

o Embedded Cooling. Heat generation is becoming a major bottleneck in high density electronics. We believe that the embedded cooling market segment offers Kronos a near term opportunity to develop an alternative to fans for air movement and cooling inside of personal computers, servers and medical diagnostic equipment and a long term opportunity to develop micro channel cooling solutions for next generation microchips.

o Specialized Military. Military personnel face the worst of all possible worlds: indoor air pollution, often in very confined spaces for extended periods, combined with the threat of biological warfare, nuclear fallout, and other foreign elements. We believe that the military market segment offers Kronos a unique opportunity to leverage the technical and funding resources of the U. S. military to expand Kronos` ability to develop and produce Kronos-based air movers and purifiers for applications that require these products to be embedded into ventilation systems to address the needs of military personnel.

         To best serve Kronos' targeted market segments, our Company is developing specific product applications across two distinct product application platforms. A Kronos device can be either used as a standalone product or can be embedded. Standalone products are self-contained and only require the user to plug the Kronos device into a wall outlet to obtain air movement and filtration for their home, office or hotel room. Embedded applications of the Kronos technology require the technology be added into another system such as a building ventilation system for more efficient air movement and filtration or into an electrical device such as computer or medical equipment to replace the cooling fan or heat sink.

         Kronos' common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-The-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Based on a recent stock price of $0.0152 per share, Cornell Capital Partners would pay us $0.0149 per share and we would issue 1,009,395,975 shares of common stock to Cornell Capital Partners to receive the $15,040,000 remaining balance of our Standby Equity Distribution Agreement, of which we would receive net proceeds equal to $14,203,000 (after the 5% retainage fee to Cornell Capital Partners and $85,000 in offering expenses). The sale of shares of our common stock under the Standby Equity Distribution Agreement will cause the market price of our common stock to decline.

         We are registering 156,985,871 shares of common stock to be resold by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement. The 156,985,871 shares of common stock we are registering under the Standby Equity Distribution Agreement would represent approximately 69% of our current outstanding common stock upon issuance. From June 14, 2005, through October 25, 2006, we received net proceeds of $4,701,500 under the Standby Equity

Distribution Agreement and issued 106,007,404 shares of our common stock in connection with these advances. On June 14, 2005, our stock price was $0.08 per share and on October 25, 2006, our stock price was $0.0152 per share. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 156,985,871 shares being registered in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares being registered that we would issue for additional draw downs on the Standby Equity Distribution Agreement. Further, our Articles of Incorporation currently authorize Kronos to issue 500 million shares of common stock and as of October 25, 2006, we had 180,164,336 shares of common stock issued and outstanding. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 156,985,871 shares being registered in the accompanying registration statement, we may need to obtain shareholder approval to amend our Articles of Incorporation to increase our authorized common stock. Obtaining shareholder approval to increase our authorized common stock is uncertain due to the dilutive effect of our Standby Equity Distribution Agreement.

         Assuming we issue the number of shares of our common stock being registered in the accompanying registration statement to be available under the Standby Equity Distribution Agreement, at a recent stock price of $0.0152 per share, Cornell Capital Partners would pay us $0.0149 per share and we would issue 50,978,467 (i.e. the remaining number of available shares previously registered in the accompanying registration statement declared effective by the SEC on June 14, 2005) shares of common stock to Cornell Capital Partners, to receive net proceeds equal to $636,406 (after the 5% retainage fee to Cornell Capital Partners and $85,000 in offering expenses). In no event will the number of shares issuable to Cornell Capital Partners pursuant to an advance under the Standby Equity Distribution Agreement cause it to own in excess of 9.9% of the then outstanding common stock of Kronos. Because of this beneficial ownership limitation and depending on Cornell Capital Partner's ability to sell sufficient shares to reduce its holdings, we may not be able to exercise an advance notice in the maximum amount of $1.5 million and our ability to draw down on the Standby Equity Distribution Agreement could be significantly impaired.

         The significant downward pressure on our stock price caused by the sale of a significant number of shares under the Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. Short selling is where a person sells shares of stock not yet owned by that person in the anticipation of being able to buy the stock at a later date at a lower price per share. The presence of short sellers in our common stock may further depress the price of our common stock. Pursuant to the terms of the Standby Equity Distribution Agreement, Cornell Capital Partners will not engage in short selling our common stock. Pursuant to the terms of our Standby Equity Distribution Agreement, Cornell Capital Partners is not permitted to sell the shares of our common stock to be issued to it pursuant to an advance notice during the applicable pricing period and Cornell Capital Partners is not permitted to sell the shares relating to a particular advance notice until it has actually received those shares.

         We are registering 164,848,371 shares of common stock in this offering. These shares represent approximately 34% of our authorized capital stock and would upon issuance represent approximately 70% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. From June 14, 2005, through October 25, 2006, we issued 106,007,404 shares of our common stock registered in the accompanying registration statement pursuant to the Standby Equity Distribution Agreement and received net proceeds of $4,701,500. If all or a significant block of the shares being registered in the accompanying registration statement are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to exert significant influence on Kronos in an election of directors.

                                    ABOUT US

         Our principal place of business is located at 464 Common Street, Suite 301, Belmont, Massachusetts 02478. Our telephone number is (617)993-9965.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

o Cornell Capital Partners, which intends to sell up to an aggregate amount of 161,985,871 shares of common stock, which includes 156,985,871 pursuant to a Standby Equity Distribution Agreement and 5,000,000 shares of common stock previously purchased in a private placement.

o Various accredited investors, which intend to sell up to an aggregate amount of 2,800,000 shares of common stock pursuant to a private placement.

o Newbridge Securities Corporation, an unaffiliated broker-dealer retained by Kronos in connection with the Standby Equity Distribution Agreement, which intends to sell up to 62,500 shares of common stock issued as a placement agent fee.

         Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares for a total purchase price of $20 million. Cornell Capital Partners will purchase the shares of common stock for a total discount of 7% of the common stock's market. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. In the event we issued advance notices in the aggregate amount of $20 million, our net proceeds would be approximately $18,915,000.00. From June 14, 2005 through October 25, 2006, we received net proceeds of $4,701,500 under the Standby Equity Distribution Agreement and issued 106,007,404 shares of our common stock in connection with these advances. On June 14, 2005, our stock price was $0.08 per share and on October 25, 2006, our stock price was $0.0152 per share. In no event will the number of shares issuable to Cornell Capital Partners pursuant to an advance under the Standby Equity Distribution Agreement cause it to own in excess of 9.9% of the then outstanding common stock of Kronos. Because of this beneficial ownership limitation and depending on Cornell Capital Partner's ability to sell sufficient shares to reduce its holdings, we may not be able to exercise an advance notice in the maximum amount of $1.5 million and our ability to draw down on the Standby Equity Distribution Agreement could be significantly impaired.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. From June 14, 2005, through October 25, 2006, we issued 106,007,404 shares of our common stock registered in the accompanying registration statement pursuant to the Standby Equity Distribution Agreement and received net proceeds of $4,701,500. In addition, in connection with the First Amendment to Master Loan and Investment Agreement with HoMedics, we amended two (2) warrants previously issued by us, and issued an additional warrant and agreed to include anti-dilution protection for HoMedics. HoMedics is entitled, under certain circumstances, to anti-dilution protection in order to maintain beneficial ownership of Kronos equal to 30%. These warrants would have an exercise price equal to $0.10 per share as previously agreed upon by Kronos and HoMedics and as stated in the amended warrants. As of October 25, 2006, HoMedics was not entitled to receive any additional warrants under the terms of the anti-dilution protection.

         Based on our recent stock price of $0.0152, Cornell Capital Partners would pay us $0.0149 per share and we would have to issue to Cornell Capital Partners 1,009,395,975 shares of our common stock in order to receive net proceeds equal to $14,203,000 (after the 5% retainage fee to Cornell Capital Partners and $85,000 in offering expenses) under the Standby Equity Distribution Agreement, which represents the net balance remaining available to us under the Standby Equity Distribution Agreement. From June 14, 2005, through October 25, 2006, we have received net proceeds of $4,701,500 under the Standby Equity Distribution Agreement. We are registering 156,985,871 shares of common stock to be resold by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement. Assuming we issue the 156,985,871 shares of common stock being registered in the accompanying registration statement to be available under the Standby Equity Distribution Agreement, at a recent stock price of $0.0152 per share, Cornell Capital Partners would pay us $0.0149 per share and we would issue 156,985,871 shares of common stock to Cornell Capital Partners to receive net proceeds equal to $2,137,135 (after the 5% retainage fee to Cornell Capital Partners and $85,000 in offering expenses). As of October 25, 2006, we had 180,164,336 shares of common stock issued and outstanding.

Common Stock Offered                              164,848,371 shares by selling
                                                  stockholder

Offering Price                                    Market price

Common Stock Outstanding Before the Offering      180,164,336 shares

Use of Proceeds                                   We will not receive any
                                                  proceeds of the shares
                                                  offered by the selling
                                                  stockholders.Any proceeds we
                                                  receive from the sale of
                                                  common stock under the
                                                  Standby Equity Distribution
                                                  Agreement will be used for
                                                  general corporate and working
                                                  capital purposes. See "Use of
                                                  Proceeds."

Risk Factors                                      The  securities  offered
                                                  hereby involve a high degree
                                                  of risk and immediate
                                                  substantial  dilution. See
                                                  "Risk Factors" and "Dilution."

Over-the-Counter Bulletin Board Symbol            KNOS.OB

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                        o Risks Related To Our Business

         We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

         We have only recently begun implementing our plan to prioritize and concentrate our management and financial resources to fully capitalize on our investment in Kronos Air Technologies and have yet to establish any history of profitable operations. We incurred a net loss of $4.0 million for the fiscal year ended June 30, 2006 and a net loss of $7.1 million for the fiscal year ended June 30, 2005. As a result, at June 30, 2006 and June 30, 2005, we had an accumulated deficit of $31.1 million and $27.1 million, respectively. Our revenues and cash flows from operations have not been sufficient to sustain our operations. We have sustained our operations through the issuance of our common stock and the incurrence of debt. We expect that our revenues and cash flows from operations will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our Kronos technologies. No assurances can be given that we will be able to successfully commercialize our Kronos technologies or that we will ever be profitable. We will require significant additional financing to sustain our operations and without it we will not be able to continue operations.

         At June 30, 2006 and June 30, 2005, we had a working capital deficit of $2.6 million and $3.6 million, respectively. The Report of Independent Registered Public Accounting Firm for the year ended June 30, 2006, includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. For the fiscal year ended June 30, 2006 and June 30, 2005, we had an operating cash flow deficit of $2.6 million and $1.8 million, respectively. We currently do not have sufficient financial resources to fund our operations or pay certain existing obligations or those of our subsidiary. Therefore, we need substantial additional funds to continue these operations and pay certain existing obligations.

         If obtaining sufficient financing from Cornell Capital Partners and/or our strategic customers were to be unavailable and if we are unable to commercialize and sell our products or technologies, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the funds available under the Standby Equity Distribution Agreement, we may still need additional capital to fully implement our business, operating and development plans. At June 30, 2006 and June 30, 2005, we had a cash balance of $598,000 and $1,555,000, respectively. Should the financing we require to sustain our working capital needs be unavailable, or prohibitively expensive when we require it, we would be forced to curtail our business operations.

         Existing stockholders will experience significant dilution from our sale of shares under the Standby Equity Distribution Agreement and any other equity financing.

         The sale of shares pursuant to the Standby Equity Distribution Agreement, the exercise of HoMedics stock warrants or any other future equity financing transaction will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement or any other future equity financing transaction, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we do not know the exact amount of funds we will need.

         Competition in the market for air movement and purification devices may result in the failure of the Kronos products to achieve market acceptance.

         Kronos presently faces competition from other companies that are developing or that currently sell air movement and purification devices. Many of these competitors have substantially greater financial, research and development, manufacturing, and sales and marketing resources than we do. Many of the products sold by Kronos' competitors already have brand recognition and established positions in the markets that we have targeted for penetration. In the event that the Kronos products do not favorably compete with the products sold by our competitors, we would be forced to curtail our business operations.

         Our failure to enforce protection of our intellectual property would have a material adverse effect on our business.

         A significant part of our success depends in part on our ability to obtain and defend our intellectual property, including patent protection for our products and processes, preserve our trade secrets, defend and enforce our rights against infringement and operate without infringing the proprietary rights of third parties, both in the United States and in other countries. Our limited amount of capital impedes our current ability to protect and defend our intellectual property. The validity and breadth of our intellectual property claims in ion wind generation and electrostatic fluid acceleration and control technology involve complex legal and factual questions and, therefore, may be highly uncertain. Despite our efforts to protect our intellectual proprietary rights, existing copyright, trademark and trade secret laws afford only limited protection. Our industry is characterized by frequent intellectual property litigation based on allegations of infringement of intellectual property rights. Although we are not aware of any intellectual property claims against us, we may be a party to litigation in the future.

         Possible future impairment of intangible assets would have a material adverse effect on our financial condition.

         Our net intangible assets of approximately $2.0 million as of June 30, 2006 consist principally of purchased patent technology and marketing intangibles, which relate to the acquisition of Kronos Air Technologies, Inc. in March 2000 and to the acquisition of license rights to fuel cell, computer and microprocessor applications of the Kronos technology not included in the original acquisition of Kronos Air Technologies, Inc. in May 2003 and capitalized legal costs for securing patents. Intangible assets comprise 75% of our total assets as of June 30, 2006. Intangible assets are subject to periodic review and consideration for potential impairment of value. Among the factors that could give rise to impairment include a significant adverse change in legal factors or in the business climate, an adverse action or assessment by a regulator, unanticipated competition, a loss of key personnel, and projections or forecasts that demonstrate continuing losses associated with these assets. In the case of our intangible assets, specific factors that could give rise to impairment would be, but are not limited to, an inability to obtain patents, the untimely death or other loss of Dr. Igor Krichtafovitch, the lead inventor of the Kronos technology and Kronos Air Technologies Chief Technology Officer, or the ability to create a customer base for the sale or licensing of the Kronos technology. Should an impairment occur, we would be required to recognize it in our financial statements. A write-down of these intangible assets could have a material adverse impact on our total assets, net worth and results of operations.

         Our common stock is deemed to be "Penny Stock," subject to special requirements and conditions and may not be a suitable investment.

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

         - With a price of less than $5.00 per share;

         - That are not traded on a "recognized" national exchange;

         - Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

         We rely on management and research personnel, the loss of whose services could have a material adverse effect upon our business. We rely principally upon the services of our senior executive management, and certain key employees, including the Kronos research team, the loss of whose services could have a material adverse effect upon our business and prospects. Competition for appropriately qualified personnel is intense. Our ability to attract and retain highly qualified senior management and technical research and development personnel are believed to be an important element of our future success. Our failure to attract and retain such personnel may, among other things, limit the rate at which we can expand operations and achieve profitability. There can be no assurance that we will be able to attract and retain senior management and key employees having competency in those substantive areas deemed important to the successful implementation of our plans to fully capitalize on our investment in the Kronos technology, and the inability to do so or any difficulties encountered by management in establishing effective working relationships among them may adversely affect our business and prospects. Currently, we do not carry key person life insurance for any of our executive management, or key employees.


We May Have To Issue Additional Warrants To HoMedics If We Receive Advances Under The Standby Equity Distribution Agreement

         In connection with the First Amendment to Master Loan and Investment Agreement with HoMedics, we amended two (2) warrants previously issued by us, issued an additional warrant and agreed to include anti-dilution protection for HoMedics. HoMedics is entitled, under certain circumstances, to anti-dilution protection in order to maintain beneficial ownership of Kronos equal to 30%. These warrants would have an exercise price equal to $0.10 per share as previously agreed upon by Kronos and HoMedics and as stated in the amended warrants. As of October 25, 2006, HoMedics was not entitled to receive any additional warrants under the terms of the anti-dilution protection.


We May Not Be Able To Access Sufficient Funds When Needed Under The Standby Equity Distribution Agreement And The Price Of Our Common Stock Will Affect Our Ability To Draw Down On The Standby Equity Distribution Agreement

         Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our Standby Equity Distribution Agreement. The amount of each advance under the Standby Equity Distribution Agreement is subject to a maximum amount equal to $1,500,000 and Cornell Capital Partners will retain a fee of 5% of each advance. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher. Our Articles of Incorporation currently authorize Kronos to issue 500 million shares. In the event that we do not obtain shareholder approval to amend our Articles of Incorporation and increase our authorized common stock, we will obtain lower net proceeds from the Standby Equity Distribution if the price of our common stock declines.

         In addition, there is an inverse relationship between the price of our common stock and the number of shares of common stock, which will be issued under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.0152, Cornell Capital Partners would pay us $0.0149 per share and we would have to issue to Cornell Capital Partners 1,009,395,975 shares of our common stock in order to receive the remaining $15,040,000 balance of our Standby Equity Distribution Agreement, of which we would receive net proceeds equal to $14,203,000 (after the 5% retainage fee to Cornell Capital Partners and $85,000 in offering expenses). If we drew down the entire $20 million under the Standby Equity Distribution Agreement, Cornell Capital Partners would retain a fee equal to $1 million, or 5% of our advances. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of Kronos common stock for a total discount of 7% of the common stock's market price. We are registering 156,985,871 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement. From June 14, 2005, through October 25, 2006, we received net proceeds of $4,701,500 under the Standby Equity Distribution Agreement and issued 106,007,404 shares of our common stock in connection with these advances. On June 14, 2005, our stock price was $0.08 per share and on October 25, 2006, our stock price was $0.0152 per share. Our Articles of Incorporation currently authorize Kronos to issue 500 million shares and, as of October 25, 2006, we had 180,164,336 shares of common stock issued and outstanding. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 156,985,871 shares being registered in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs on the Standby Equity Distribution Agreement. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources other than our Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

         In addition, pursuant to the terms of the Standby Equity Distribution Agreement, Cornell Capital Partners may not own more than 9.9% of our outstanding shares of common stock. In the event Cornell Capital Partners is unable to sell the shares of our common stock that are issued after we receive an advance in order to keep them below 9.9% beneficial ownership, we might not be able to draw down additional funds when needed under the Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.


Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly

         Our common stock is currently traded on the Over-the-Counter Bulletin Board. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock in September 2006 was 2,102,037 shares. The high and low bid price of our common stock for the last two years has been $0.72 and $0.016, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.


We May  Be Unable To Manage Growth

         Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

o    Establish definitive business strategies, goals and objectives.

o    Maintain a system of management controls.

o Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

         If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

                         Risks Related To This Offering


Future Sales By Our Stockholder May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our shareholders, including officers and directors are the holders of "restricted securities". These restricted securities may be resold in the public market only if registered or pursuant to an exemption from registration. All of these shares may be resold under Rule 144.

         Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 156,985,871 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.


The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 164,848,371 shares of common stock, the number of shares being registered in this offering may be sold. Such sales may cause our stock price to decline.


Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares

         Cornell Capital Partners will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to sell any shares of Kronos common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. The terms of the Standby Equity Distribution Agreement do not provide Cornell Capital Partners the ability to sell shares of our common stock corresponding to a particular put if those shares have not been delivered by Kronos to Cornell Capital Partners. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price. From June 14, 2005 through October 25, 2006, we received net proceeds of $4,701,500 under the Standby Equity Distribution Agreement and issued 106,007,404 shares of our common stock in connection with these advances. On June 14, 2005, our stock price was $0.08 per share and on October 25, 2006, our stock price was $0.0152 per share. Based on our recent stock price of $0.0152, Cornell Capital Partners would pay us $0.0149 per share and we would have to issue to Cornell Capital Partners 1,009,395,975 shares of our common stock in order to receive the remaining $15,040,000 balance of our Standby Equity Distribution Agreement, of which we would receive net proceeds equal to $14,203,000 (after the 5% retainage fee to Cornell Capital Partners and $85,000 in offering expenses).

         In addition, pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners has the ability to sell shares of Kronos common stock corresponding to a particular advance notice by Kronos even if such shares of common stock have not yet been delivered to Cornell Capital Partners. Such sales may cause our stock price to decline.


The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties

         The significant downward pressure on our stock price caused by the sale of a significant number of shares under the Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. Short selling is where a person sells shares of stock not yet owned by that person in the anticipation of being able to buy the stock at a later date at a lower price per share. The presence of short sellers in our common stock may further depress the price of our common stock.

The Price You Pay In This Offering Will Fluctuate

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.


The Issuance Of Shares Of Common Stock Under This Offering Could Result In A Change Of Control

We are registering 164,848,371 shares of common stock in this offering. These shares represent approximately 33% of our authorized capital stock and would upon issuance represent approximately 72% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on Kronos in an election of directors.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                               SELLING STOCKHOLDER

         The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to Kronos and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                                                               Percentage
                                                      Percentage of     Shares to be                               of
                                                       Outstanding     Acquired Under                          Outstanding
                                                         Shares         the Standby                              Shares
                                      Shares          Beneficially         Equity              Shares         Beneficially
                                Beneficially Owned    Owned Before      Distribution     to be Sold in the     Owned After
Selling Stockholder               Before Offering      Offering(1)       Agreement            Offering         Offering(1)
Cornell Capital Partners, L.P.
                                    8,990,200(2)             4.99%      156,985,871(3)     161,985,871(3)              0%
Richard Sun                            1,425,000                 *               --             1,425,000              0%
Fred Gumbinner                           400,000                 *               --               400,000              0%
James Hunt                               237,500                 *               --               237,500              0%
Walter Mazan                             190,000                 *               --               190,000              0%
Sheldon Katz                             142,500                 *               --               142,500              0%
James Cheng                              142,500                 *               --               142,500              0%
Robert Balcerak                          142,500                 *               --               142,500              0%
New Vantage Group (3)                    120,000                 *               --               120,000              0%
Newbridge Securities                                                             --
  Corporation                             62,500                 *                                 62,500              0%
Total                                                                   156,985,871           164,848,371

___________________
*    Less than 1%.
(1) Applicable percentage of ownership is based on 180,164,336 shares of common stock outstanding as of October 25, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of October 25, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 25, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes shares available to purchase pursuant to the terms of the Standby Equity Distribution Agreement.
(3) We are registering 156,985,871 shares of common stock to be resold by Cornell Capital Partners under the Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 156,985,871 shares being registered in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs under the Standby Equity Distribution Agreement.
(3)  Mr. Bruster Crosby makes the investment decisions for New Vantage Group.

         The following information contains a description of the selling stockholder's relationship to Kronos and how the selling stockholder acquired the shares to be sold in this offering. The selling stockholders have not held a position or office, or had any other material relationship, with Kronos, except as follows:


Shares Acquired In Financing Transaction With Kronos

o Cornell Capital Partners, L.P. Cornell Capital Partners is the investor under an equity investment agreement, Equity-Backed Promissory Notes and the Standby Equity Distribution Agreement. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Kronos. That transaction is explained below:

o Standby Equity Distribution Agreement. On October 15, 2004, we entered into a prior Standby Equity Distribution Agreement with Cornell Capital Partners. On January 28, 2005, we mutually agreed to terminate the prior Standby Equity Distribution Agreement. On January 28, 2005, we entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners.

     On March 28, 2005, we mutually agreed to terminate the January 28, 2005 Standby Equity Distribution Agreement with Cornell Capital Partners. On April 13, 2005, we entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20 million. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners will receive a total underwriting discount on the purchase of our common stock equal to 7%, which consists of the two (2) discounts described below. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Kronos 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners will receive a commitment fee in the form of 2,941,175 shares of our common stock. Pursuant to the Standby Equity Distribution Agreement, of which 1,470,587 shares will be issued to Cornell Capital Partners on the six (6) month anniversary of the Standby Equity Distribution Agreement and 1,470,588 shares will be issued to Cornell Capital Partners on the twelve
     (12) month anniversary of the Standby Equity Distribution Agreement. The 2% discount on the purchase of the common stock to be received by Cornell Capital Partners, the commitment fee and the 5% retainage fee are underwriting discounts.

         We are registering 156,985,871 shares in this offering that may be resold by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement in addition to the shares registered in this offering in connection with the commitment fee under the Standby Equity Distribution Agreement. From June 14, 2005 through October 25, 2006, we received net proceeds of $4,701,500 under the Standby Equity Distribution Agreement and issued 106,007,404 shares of our common stock in connection with these advances. On June 14, 2005 our stock price was $0.08 per share and on October 25, 2006, our stock price was $0.0152 per share.

o $500,000 Equity Investment. On October 15, 2004, Kronos entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, Kronos sold 5,000,000 shares of Kronos' restricted common stock to Cornell Capital Partners. In connection with the sale of shares of common stock to Cornell Capital Partners, LP, Kronos and Cornell Capital Partners entered into an Investor Registration Rights Agreement, dated October 15, 2004, whereby Kronos is obligated to file a registration statement with the United States Securities and Exchange Commission covering such shares of common stock sold to Cornell Capital Partners.

o $280,000 Equity Investment. On November 16, 2004, Kronos entered into a Securities Purchase Agreement with a group of accredited investors. Pursuant to the Securities Purchase Agreement, Kronos sold 2,800,000 shares of Kronos' restricted common stock to these accredited investors. In connection with the sale of shares of common stock to accredited investors, Kronos and the investors entered into an Investor Registration Rights Agreements, dated November 16, 2004.


There Are Certain Risks Related To Sales By Cornell Capital Partners

         There are certain risks related to sales by Cornell Capital Partners, including:

o The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

         Newbridge Securities Corporation is a registered broker-dealer that we engaged to advise us in connection with the Standby Equity Distribution Agreement. Guy Amico makes the investment decisions on behalf of Newbridge Securities Corporation. We paid Newbridge Securities Corporation a fee of $10,000 payable in 62,500 shares of our common stock. Kronos is registering these shares in this offering. Newbridge Securities Corporation received these shares in the ordinary course of business and at the time of the issuance of the shares to be resold, Newbridge Securities Corporation had no agreements or understandings, directly or indirectly, with any person to distribute these shares.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and resold from time to time by the selling stockholders. There will be no proceeds to us from the resale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. Cornell Capital Partners will purchase shares of Kronos' common stock for a total discount of 7% of the common stock's market price.

         Kronos is registering 156,985,871 shares of common stock for issuance under the Standby Equity Distribution Agreement. At a recent price of $0.0152 per share, Cornell Capital Partners will pay us $0.0149 per share and Kronos could receive the remaining $15,040,000 balance of our Standby Equity Distribution Agreement, of which we would receive net proceeds equal to $14,203,000 (after the 5% retainage fee to Cornell Capital Partners and $85,000 in offering expenses).

         For illustrative purposes, we have set forth below our intended use of proceeds for the range of proceeds available to us indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000 plus 5% retainage payable to Cornell Capital Partners.


                   Gross Proceeds                            $1,000,000       $4,000,000       $10,000,000      $15,000,000

                   5% Retainage                                  50,000          200,000           500,000          750,000
                   Offering Expenses                             85,000           85,000            85,000           85,000
                                                             ----------       ----------       -----------      -----------
                   Net Proceeds                                $865,000       $3,715,000        $9,415,000      $14,165,000
                                                             ==========       ==========       ===========      ===========
                   Use of Proceeds:
                   Corporate and Working Capital               $865,000       $3,715,000        $9,415,000      $14,165,000
                                                             ----------       ----------       -----------      -----------

                   Total                                       $865,000       $3,715,000        $9,415,000      $14,165,000
                                                             ==========       ==========       ===========      ===========

         Kronos has represented to Cornell Capital Partners that the net proceeds we receive under the Standby Equity Distribution Agreement will be used for general corporate purposes. The principal reason for us entering into the Standby Equity Distribution Agreement and this offering is that we estimate that achievement of our business plan will require substantial additional funding, including approximately $2,500,000 over the next 12 months. In no event will the net proceeds we receive under the Standby Equity Distribution Agreement be used by Kronos for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of Kronos, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to Kronos or Kronos has indemnified such person from liability.

                                    DILUTION

         The net tangible book value of our Company as of June 30, 2006 was ($5,128,326) or ($0.0355) per share of common stock outstanding at June 30, 2006. Net tangible book value per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the standby equity distribution agreement. The following example shows the dilution to new investors at an offering price of $0.0149 per share, which is 98% of a recent share price of $0.0152.

         If we assume that our Company had issued 1,009,395,975 shares of common stock under the Standby Equity Distribution Agreement at a recent stock price of $0.0152 per share in order to receive the remaining balance of gross proceeds equal to $15,040,000 under the Standby Equity Distribution Agreement, Cornell Capital Partners would have paid us $0.0149 per share and we would receive net proceeds equal to $14,203,000 (after a retention fee of $752,000 retained by Cornell Capital Partners and offering expenses of $85,000), our net tangible book value as of June 30, 2006 would have been $9,264,674 or $0.01 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0434 per share and an immediate dilution to new stockholders of $0.0070 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                  $0.0149
Net tangible book value per share before this offering       $(0.0355)
Increase attributable to new investors                        $0.0434
                                                             --------
Net tangible book value per share after this offering                    $0.0079
                                                                         -------
Dilution per share to new stockholders                                   $0.0070
                                                                         =======

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

      Assumed Offering Price     No of Shares to be      Dilution Per Share to
                                      Issued(1)              New Investors

               $0.0149            1,009,395,975(2)               $0.0070
               $0.0112            1,345,861,298(2)               $0.0051
               $0.0075            2,018,791,946(2)               $0.0033
               $0.0037            4,037,583,893(2)               $0.0016
_______________________
(1) Kronos is registering 156,985,871 shares of common stock for issuance under the Standby Equity Distribution Agreement.
(2) Kronos currently has 500 million shares of common stock authorized by its Articles of Incorporation. In order to issue this number of shares of common stock, Kronos would have to obtain shareholder approval to amend its Articles of Incorporation to increase our authorized common stock.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following is a summary of our Financial Statements which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our financial statements and the notes therewith.

 KRONOS ADVANCED TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS





                                                          For the year ended June 30,
                                                        ----------------------------------
                                                              2006              2005
                                                        ----------------  ----------------
Sales                                                   $      219,369    $      430,379
Cost of sales                                                    8,449           375,397
                                                        ----------------  ----------------
Gross Profit                                                   210,920            54,982
                                                        ----------------  ----------------

Selling, General and Administrative expenses

    Compensation and benefits                                1,661,555         1,384,481
    Research and development                                   357,822           167,500
    Professional services                                      343,338           244,570
    Depreciation and amortization                              618,247           475,250
    Facilities                                                 100,982            96,882
    Insurance                                                  131,148           173,597
    Other selling general and administrative expenses          517,697           229,658
                                                        ----------------  ----------------
Total Selling, General and Administrative expenses           3,730,789         2,771,938
                                                        ----------------  ----------------

Net Operating Loss                                          (3,519,869)       (2,716,956)

Other Income (Expense)

    Loss on Debt Restructure                                        -         (3,857,467)
    Other Income                                                 8,776             1,414
    Interest Expense                                          (489,253)         (521,104)
                                                        ----------------  ----------------

Net Loss                                                $   (4,000,346)   $   (7,094,113)
                                                        ================  ================

Basic and Diluted Loss Per Share:
       Net Loss                                         $        (0.04)   $        (0.10)
                                                        ================  ================

Weighted Average Shares Outstanding - Basic and Diluted     98,512,184        67,612,904
                                                        ================  ================

                       KRONOS ADVANCED TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                         June 30,              June 30,
                                                          2006                   2005
                                                  --------------------  --------------------
Assets

Current Assets
    Cash                                          $           598,323   $         1,554,906
    Accounts receivable                                        10,000                    -
    Other Current Assets                                       58,028               263,490
                                                  --------------------  --------------------
               Total Current Assets                           666,351             1,818,396
                                                  --------------------  --------------------
Property and Equipment                                         51,755                46,011
    Less: Accumulated Depreciation                            (46,158)              (43,384)
                                                  --------------------  --------------------
               Net Property and Equipment                       5,597                 2,627
                                                  --------------------  --------------------
Other Assets
    Intangibles, net                                        1,983,908             2,138,814
                                                  --------------------  --------------------
               Total Other Assets                           1,983,908             2,138,814
                                                  --------------------  --------------------
Total Assets                                      $         2,655,856   $         3,959,837
                                                  ====================  ====================
Liabilities and Stockholders' Deficit

Current Liabilities
    Accrued expenses and payables to officers     $             8,843   $            28,837
    Accounts payable                                          204,632               479,175
    Accrued interest expense                                  879,144               428,612
    Accrued expenses                                           41,111                58,458
    Deferred revenue                                           20,000                    -
    Notes payable, current portion                          1,815,000             4,028,131
    Notes payable to officers                                 256,544               397,004
                                                  --------------------  --------------------
               Total Current Liabilities                    3,225,274             5,420,217
                                                  --------------------  --------------------
Long Term Liabilities
    Notes payable                                           2,575,000             2,400,000
                                                  --------------------  --------------------
               Total Long Term Liabilities                  2,575,000             2,400,000
                                                  --------------------  --------------------
               Total Liabilities                            5,800,274             7,820,217
                                                  --------------------  --------------------
Stockholders' Deficit
    Common stock, authorized 500,000,000
     shares of $.001 par value
     Issued and outstanding - 144,499,657
     and 72,786,345, respectively                             144,500                72,686
    Capital in excess of par value                         27,828,241            23,183,747
    Accumulated deficit                                   (31,117,159)          (27,116,813)
                                                  --------------------  --------------------
               Total Stockholders' Deficit                 (3,144,418)           (3,860,380)
                                                  --------------------  --------------------
Total Liabilities and Stockholders' Deficit       $         2,655,856   $         3,959,837
                                                  ====================  ====================


                      STANDBY EQUITY DISTRIBUTION AGREEMENT


Summary

         On October 15, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. On January 28, 2005, we mutually agreed to terminate the Standby Equity Distribution Agreement. On January 28, 2005, we entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners. On March 28, 2005, we mutually agreed to terminate the January 28, 2005 Standby Equity Distribution Agreement with Cornell Capital Partners. On April 13, 2005, we entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $20 million. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners will receive a total underwriting discount on the purchase of our common stock equal to 7%, which consists of the two (2) discounts described below. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date.

         Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In addition, we paid Cornell Capital Partners a commitment fee under the Standby Equity Distribution Agreement in the form of 2,941,175 shares of common stock, of which 1,470,587 shares which were issued to Cornell Capital Partners on the six (6) month anniversary of the Standby Equity Distribution Agreement and 1,470,588 shares were issued to Cornell Capital Partners on the twelve (12) month anniversary of the Standby Equity Distribution Agreement. The 2% discount on the purchase of the common stock to be received by Cornell Capital Partners, the commitment fee and the 5% retainage fee are underwriting discounts. We also paid Cornell Capital Partners a non-refundable due-diligence fee equal to $2,500 to defray the costs of performing due diligence on us.

         In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received a fee of $10,000 paid in 62,500 shares of our common stock. We paid counsel to Cornell Capital Partners $15,000 for their legal, administrative and escrow fees. In addition, on each advance date, we will pay counsel to Cornell Capital Partners the sum of $500 for additional legal, administrative and escrow fees. Kronos is registering 156,985,871 shares of common stock for the Standby Equity Distribution Agreement pursuant to the accompanying registration statement. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement.

         Standby Equity Distribution Agreement Explained. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days with a maximum of $1,500,000 per advance. A closing will be held 6 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. Pursuant to the Standby Equity Distribution Agreement, within two (2) business days after an advance notice date, Kronos will credit shares of common stock to the balance account with the Depository Trust Company of Cornell Capital Partners' counsel in an amount equal to the amount of the requested advance divided by the closing bid price of the common stock as of the advance notice date multiplied by one point one (1.1). Any excess shares will be credited to the next advance. In no event will the number of shares issuable to Cornell Capital Partners pursuant to an advance cause it to own in excess of 9.9% of the then outstanding common stock of Kronos.

         We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $20 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is limited to a maximum draw down of $1,500,000 every 7 trading days and Cornell Capital Partners will retain a fee of 5% of each advance in addition to purchasing our stock for 98% of the market price. At a recent stock price of $0.0152, Cornell Capital Partners would pay us

$0.0149 per share and we would have to issue 76,530,612 shares of common stock to Cornell Capital Partners to draw down the maximum advance amount of $1,500,000, of which Cornell Capital Partners will retain $75,000 as a retainage fee. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances are conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock.

         We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement. In no event will the number of shares issuable to Cornell Capital Partners pursuant to an advance under the Standby Equity Distribution Agreement cause it to own in excess of 9.9% of the then outstanding common stock of Kronos. Because of this beneficial ownership limitation and depending on Cornell Capital Partner's ability to sell sufficient shares to reduce its holdings, we may not be able to exercise an advance notice in the maximum amount of $1.5 million and our ability to draw down on the Standby Equity Distribution Agreement could be significantly impaired.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Based on a recent stock price of $0.0152 per share, Cornell Capital Partners would pay us $0.0149 per share and we would issue 1,009,395,975 shares of common stock to Cornell Capital Partners for net proceeds remaining available under the Standby Equity Distribution Agreement equal to $14,203,000 (after the 5% retainage fee to Cornell Capital Partners and offering expenses of $85,000). We are registering 156,985,871 shares of common stock to be resold by Cornell Capital Partners pursuant to Standby Equity Distribution Agreement, of which 50,978,467 remain unsold to Cornell Capital Partners. Assuming we issue the 50,978,467 shares of common stock being registered in the accompanying registration statement under the Standby Equity Distribution Agreement, at a recent stock price of $0.0152 per share, Cornell Capital Partners would pay us $0.0149 per share and we would receive net proceeds equal to $636,406 (after the 5% retainage fee to Cornell Capital Partners and $85,000 in offering expenses). The total 156,985,871 shares we are registering under the Standby Equity Distribution Agreement would represent approximately 69% of our outstanding common stock upon issuance.

         From June 14, 2005, through October 25, 2006, we received net proceeds of $4,701,500 under the Standby Equity Distribution Agreement and issued 106,007,404 shares of our common stock in connection with these advances. On June 14, 2005 our stock price was $0.08 per share and on October 25, 2006, our stock price was $0.0152 per share.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. The issuance of a larger number of shares under the Standby Equity Distribution Agreement may result in a change of control. That is, if all or a significant block of such shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Kronos by electing its or their own directors.

         You should also be aware that in order for us to utilize the full $20 million available under the Standby Equity Distribution Agreement, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. Kronos is authorized in its Articles of Incorporation to issue up to 500,000,000 shares of common stock. As of October 25, 2006, Kronos had 180,164,336 shares of common stock outstanding. Kronos is registering 156,985,871 shares of common stock hereunder to be issued under the Standby Equity Distribution Agreement. You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. In addition, in connection with the First Amendment to Master Loan and Investment Agreement with HoMedics (as described more completely in the "Liquidity and Capital Resources" section of "Management's Discussion and Analysis"), we amended two (2) warrants previously issued by us and agreed to include anti-dilution protection for HoMedics. HoMedics is entitled, under certain circumstances, to anti-dilution protection in order to maintain beneficial ownership of Kronos equal to 30%. These warrants would have an exercise price equal to $0.10 per share as previously agreed upon by Kronos and HoMedics and as stated in the amended warrants. As of October 25, 2006, HoMedics was not entitled to receive any additional warrants under the terms of the anti-dilution protection.

         Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         Pursuant to the Standby Equity Distribution Agreement, we have agreed that during the commitment period of the Standby Equity Distribution Agreement, and except as set forth in our previously filed documents with the Securities and Exchange Commission and as set forth in our loan transaction documents with HoMedics, Inc., we will not (i) issue or sell any of our common stock or preferred stock without consideration or for a consideration per share less than the bid price of our common stock on the date of issuance or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder the right to acquire our common stock without consideration or for a consideration per share less than the bid price of our common stock on the date of issuance.

         We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, we paid to Cornell Capital Partners a one-time commitment fee of in the form of 2,941,175 shares of Kronos common stock, of which, 1,470,587 shares were issued to Cornell Capital Partners on the six (6) month anniversary of the Standby Equity Distribution Agreement and 1,470,588 shares were issued on the twelve (12) month anniversary of the Standby Equity Distribution Agreement. In addition, we issued 62,500 shares of common stock to Newbridge Securities Corporation, a registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected to purchasers by the selling stockholders, (after the 5% retainage fee to Cornell Capital Partners and $85,000 in offering expenses) as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) on the over-the-counter market. In the event our stock is traded on any market other than the over-the-counter market, we will file a post-effective amendment to the accompanying registration statement. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will receive a total underwriting discount of 7% in connection with its purchase of shares under the Standby Equity Distribution Agreement, which consists of two (2) discounts described below. Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. The 2% discount, the 5% retention and the one-time commitment fee are underwriting discounts. We engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received $10,000, which was paid by the issuance of 62,500 shares of our common stock. Pursuant to a Placement Agent Agreement, Newbridge Securities Corporation provided services consisting of reviewing the terms of the Standby Equity Distribution Agreement and advising us with respect to those terms. The Placement Agent Agreement is co-terminus with and will terminate upon the same terms as the Standby Equity Distribution Agreement. Newbridge Securities Corporation is not participating in the distribution of our common stock. Pursuant to the terms of the Placement Agent Agreement, Kronos agreed to advise Newbridge Securities Corporation of any material adverse change in Kronos and to use commercially reasonable efforts to cause a registration statement connection with the Standby Equity Distribution Agreement to be declared effective. In addition, Kronos agreed to indemnify Newbridge Securities Corporation against any and all claims arising out of or based upon any untrue statement of a material fact by Kronos contained in the Placement Agent Agreement and/or any offering materials with respect to the Standby Equity Distribution Agreement.

         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         In consideration of Cornell Capital Partners' execution and delivery of the Standby Equity Distribution Agreement, Kronos will indemnify Cornell Capital Partners, and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by Kronos in the Standby Equity Distribution Agreement or Registration Rights Agreement in connection therewith or any other document contemplated thereby; (ii) any breach of any covenant, agreement or obligation of Kronos contained in the Standby Equity Distribution or the Registration Rights Agreement in connection therewith or any other document contemplated thereby; or (iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the Standby Equity Distribution Agreement or any document in connection therewith.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $1,550, printing expenses of $2,500, accounting fees of $20,000, legal fees of $50,000 and miscellaneous expenses of $10,950. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including Regulation M. The anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

         Cornell Capital Partners is prohibited from short selling and/or other hedging activity pursuant to the terms of the Standby Equity Distribution Agreement. Kronos is not aware of any other selling stockholders' intentions regarding short selling and/or other hedging activity.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


         The following information should be read in conjunction with the consolidated financial statements of Kronos and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements." For an overview of Kronos please see the section entitled Description of the Business which follows this section.


General

         Kronos Advanced Technologies, Inc. is an application development and licensing company that has developed and patented technology that fundamentally changes the way air is moved, filtered and sterilized. Kronos is pursuing commercialization of its proprietary technology in a limited number of markets; and if we are successful, we intend to enter additional markets in the future. Among the achievements of the Company over the past twelve months included the following:

o        Technology and Intellectual Property:

          -    secured  additional  U.S.  and  international   patents  for  our
               proprietary technology and made additional patent filings;

          - expanded our product claims platform to include independent verification of Kronos' technology's ability to decontaminate rooms infected with bacteria and viruses and sterilize air flows contaminated with anthrax and E.coli spores and S. aureaus and B. aureaus bacteria.

o        Business Development, Marketing and Sales:

          - earned $0.2 million in revenue from military, consumer and commercial customer contracts;

          - executed license agreements with EOL and DESA for applying the Kronos technology in the health care, residential and commercial air purification markets; - shipped a prototype device designed and built under specific customer specifications to a leading auto manufacturer for their testing and evaluation;

          - awarded a Washington Technology Center Phase II grant for developing a novel approach to cooling micro chips;

          -    completed the initial design and development of space heaters and
               vaporizers,   which  are   undergoing   evaluation  by  potential
               strategic partners;

          -    invited  to serve as a member  and an  industrial  partner in the
               Federal Aviation Administration's (FAA) Air Transportation Airliner Cabin Environment Research Center of Excellence (ACER
               CoE);

          - pursued new opportunities initiated by several leading global home appliance manufacturers for the development of select residential applications of our technology, including silent kitchen range hoods. This opportunity was a direct result of our initial development work with Ikea.

o        Operations:

                  - Initiated work with EOL and DESA for developing a viable standalone air purification product for the health care market and the embedded heater market, respectively;

          -    completed   testing   of  a  viable   consumer   standalone   air
               purification product;

          - completed Phase II of our U.S. Army Phase II dehumidification contract;

          - expanded into a larger facility to accommodate our growing customer driven research and product development needs.


Recent Developments

         EOL. In December 2005, the Company executed a non-exclusive license agreement with EOL, LLC, a Russian Federation company, for manufacturing and distributing Kronos-based commercial standalone products in Russia and other select Commonwealth of Independent States.

         DESA. In June 2006, the Company executed its first license for embedded applications of Kronos technology with DESA, LLC.

         Leading Automotive Manufacturer. In August 2005, Kronos extended its work into the transportation industry by signing a Prototype Development and Evaluation Agreement with a leading automotive manufacturer. In December 2005, Kronos shipped a prototype device designed and built under specific customer specifications to a leading auto manufacturer for their testing and evaluation.

         U.S. Military and Northrop Grumman. In May 2005, Kronos shipped the Kronos US Navy SBIR Phase II device to Northrop Grumman for testing and evaluation. Based on the success of these initial tests, Northrop Grumman requested additional modifications and improvements to the device. Northrop Grumman is scheduling further testing. As of June 30, 2006, the U. S. Military had provided Kronos with $972,000 in funding under SBIR Phase II contracts.

         Washington Technology Center. In June 2006, the Washington Technology Center awarded the Company in conjunction with the University of Washington and Intel Corporation continued funding for a research and development technology project on a novel cooling system for microelectronics and computer chips.

         HoMedics. In September 2006, the Company sent a notice of termination of its license agreement with HoMedics USA, Inc. HoMedics has indicated that it does not recognize Kronos' termination of the License Agreement as valid. HoMedics has requested an amicable and expedient resolution of the parties' differences. The outcome of this matter cannot be determined at this time.

         Disinfection Research Institute Sterilization Laboratory. In January 2006, independent testing at the Disinfection Research Institute Sterilization Laboratory in Moscow demonstrated the ability of Kronos devices to completely disinfect a room contaminated with Bacteriophage - a microorganism which lives in the E. Coli bacteria. (Bacteriophage is widely used in virus testing because the microorganism's biological structure and size shares many functional similarities with a wide range of viruses.) In June 2006, further testing at the Disinfection Research Institute demonstrated the ability of Kronos devices to 100% decontaminate a room infected with bacteria (Staphylococcus aureus strain 906 (S. aureus)) and Bacillus cereus strain 96 (B. cereus);

         Institute for Veterinary Medicine. In November 2005, independent testing at the Institute for Veterinary Medicine in the Ukraine demonstrated the ability of Kronos devices to destroy and sterilize air which had been inseminated with Anthrax and E.coli spores;

         Cornell Debt Repayment. In May 2006, the Company completed repayment of one of two $2 million promissory notes to Cornell Capital Partners. As of June 30, 2006, Kronos owed $1.8 million under the second Promissory Note.


Critical Accounting Policies

         Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Allowance for Doubtful Accounts. We provide a reserve against our receivables for estimated losses that may result from our customers' inability to pay. These reserves are based on potential uncollectible accounts, aged receivables, historical losses and our customers' credit-worthiness. Should a customer's account become past due, we generally will place a hold on the account and discontinue further shipments and/or services provided to that customer, minimizing further risk of loss.

         Valuation of Goodwill, Intangible and Other Long Lived Assets. We use assumptions in establishing the carrying value, fair value and estimated lives of our long-lived assets and goodwill. The criteria used for these evaluations include management's estimate of the asset's ability to generate positive income from operations and positive cash flow in future periods compared to the carrying value of the asset, the strategic significance of any identifiable intangible asset in our business objectives, as well as the market capitalization of Kronos. We have used certain key assumptions in building the cash flow projections required for evaluating the recoverability of our intangible assets. We have assumed revenues from the following applications of the Kronos technology: consumer stand-alone devices, assisted care/skilled nursing stand-alone devices, embedded devices in the hospitality industry and in specialized military applications. Expenses/cash out flows in our projections include sales and marketing, production, distribution, general and administrative expenses, research and development expenses and capital expenditures. These expenses are based on management estimates and have been compared with industry norms (relative to sales) to determine their reasonableness. We use the same key assumptions for our cash flow evaluation as we do for internal budgeting, lenders and other third parties; therefore, they are internally and externally consistent with financial statement and other public and private disclosures. We are not aware of any negative implications resulting from the projections used for purposes of evaluating the appropriateness of the carrying value of these assets. If assets are considered to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Useful lives and related amortization or depreciation expense are based on our estimate of the period that the assets will generate revenues or otherwise be used by Kronos. Factors that would influence the likelihood of a material change in our reported results include significant changes in the asset's ability to generate positive cash flow, loss of legal ownership or title to the asset, a significant decline in the economic and competitive environment on which the asset depends, significant changes in our strategic business objectives, and utilization of the asset.

         Valuation of Deferred Income Taxes. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The likelihood of a material change in our expected realization of these assets is dependent on our ability to generate future taxable income, our ability to deduct tax loss carryforwards against future taxable income, the effectiveness of our tax planning and strategies among the various tax jurisdictions that we operate in, and any significant changes in the tax treatment received on our business combinations.

         Revenue Recognition. We recognize revenue in accordance with Securities and Exchange Commission Staff Bulletin 104 ("SAB 104"). Further, Kronos Air Technologies recognizes revenue on the sale of custom-designed contract sales under the percentage-of-completion method of accounting in the ratio that costs incurred to date bear to estimated total costs. For uncompleted contracts where costs and estimated profits exceed billings, the net amount is included as an asset in the consolidated balance sheet. For uncompleted contracts where billings exceed costs and estimated profits, the net amount is included as a liability in the consolidated balance sheet. Sales are reported net of applicable cash discounts and allowances for returns.


Results Of Operations


         Consolidated Statement of Operations For the Years Ended June 30, 2006 and 2005.

         Our net losses for each of the current years ended June 30, 2006 and June 30, 2005 were $4,000,000 and $7,094,000, respectively. The decrease in the net loss for the year ended June 30, 2006, as compared to the prior year, was principally the result of a $3,857,000 decrease in other income associated with the restructuring of the HoMedics debt, a $156,000 increase in gross profit to $211,000 and a $32,000 decrease in interest expense to $489,000, partially offset by a $959,000 or 35% increase in operating costs to $3,731,000.


         Revenue

         Revenues are generated through sales of services for design and development of Kronos devices at Kronos Air Technologies, Inc. Revenues for the year ended June 30, 2006 were $219,000 compared with $430,000 in the prior year. Current year revenues were primarily from our DESA and EOL license agreements, U.S. Navy Small Business Innovative Research Phase II contract, and U.S. Army Small Business Innovative Research Phase II contracts.


         Cost of Sales

         Cost of sales for the year ended June 30, 2006 was $8,000 compared with $375,000 for the prior year. Cost of sales is primarily research and development costs and material and labor associated with our U.S. Navy Small Business Innovative Research Phase II contract and U.S. Army Small Business Innovative Research Phase II contracts.

         Selling, General and Administrative Expenses

         Selling, General and Administrative expenses for the year ended June 30, 2006 increased $959,000 from the prior year to $3,731,000. The increase was principally the result of a $277,000 increase in compensation and benefits as the result of an increase in non cash compensation associated with the expensing of stock options; a $190,000 increase in research and development as the Company expanded it product application capability and a $143,000 in increase in depreciation and amortization as the result of an increase in the capitalization of intellectual property and patenting costs.

         Loss on Debt Restructuring. Loss on debt restructuring for the year ended June 30, 2005 was $3,857,000 and represented the non-cash charge to operations for the cost to restructure the HoMedics debt, including the cost to issue 26 million warrants (refer to Note 13 - Commitments and Contingencies).

         Interest expense. Interest expenses for the year ended June 30, 2006 was $489,000 compared to $521,000 for the corresponding period of the prior year.

         Consolidated Balance Sheet as of June 30, 2006. Our total assets at June 30, 2006 were $2,656,000 compared with $3,960,000 at June 30, 2005. Total assets at June 30, 2006 and June 30, 2005 were comprised primarily of $1,984,000 and $2,139,000, respectively, of patents/intellectual property and $598,000 and $1,555,000, respectively, of cash. Total current assets at June 30, 2006 and 2005 were $666,000 and $1,818,000, respectively, while total current liabilities for those same periods were $3,225,000 and $5,420,000, respectively, creating a working capital deficit of $2,559,000 and $3,602,000 at each respective period end. This working capital deficit is primarily due to short term borrowings from Cornell Capital Partners and accrued interest expense.

         Stockholders' deficit as of June 30, 2006 was ($3,144,000). The $4,000,000 net loss for the twelve months ended June 30, 2006 was offset by the sale and issuance of common stock for cash ($4,110,000) and the issuance of common options for compensation and services ($606,000).

         Consolidated Statement of Operations For the Year Ended June 30, 2005. Our net losses for each of the current years ended June 30, 2005 and June 30, 2004 were $7,094,000 and $2,495,000, respectively. The increase in the net loss for the year ended June 30, 2005, as compared to the prior year, was principally the result of a $3,857,000 increase in other income associated with the restructuring of the HoMedics debt, a $683,000 or 33% increase in operating costs to $2,772,000 and a $99,000 or 64% decrease in gross profit, partially offset by a $95,000 or 15% decrease in interest expense to $0.5 million.

         Revenue. Revenues are generated through sales of services for design and development of Kronos devices at Kronos Air Technologies, Inc. Revenues for the year ended June 30, 2005 were $430,000 compared with $533,000 in the prior year. Current year revenues were primarily from our HoMedics development agreement, U.S. Navy Small Business Innovative Research Phase II contract, and U.S. Army Small Business Innovative Research Phase II contracts.

         Cost of Sales. Cost of sales for the year ended June 30, 2005 was $375,000 compared with $379,000 for the prior year. Cost of sales is primarily research and development costs and material and labor associated with our HoMedics development agreement, U.S. Navy Small Business Innovative Research Phase II contract and U.S. Army Small Business Innovative Research Phase II contracts.

         Selling, General and Administrative Expenses. Selling, General and Administrative expenses for the year ended June 30, 2005 increased $683,000 from the prior year to $2,772,000. The increase was principally the result of a $274,000 in increase on non-cash compensation as the Company elected to recognize Statement of Financial Accounting Standards No. 123R, Share-Based Payment, during the fiscal year ended June 30, 2005; and $270,000 increase in compensation and benefits and a $107,000 increase in research and development as the Company expanded it product application capability; partially offset by a $111,000 reduction in professional services.

         Loss on Debt Restructuring. Loss on debt restructuring for the year ended June 30, 2005 was $3,857,000 and represented the non-cash charge to operations for the cost to restructure the HoMedics debt, including the cost to issue 26 million warrants (refer to Note 14 - Commitments and Contingencies).

         Interest expense. Interest expenses for the year ended June 30, 2005 was $521,000 compared to $616,000 for the corresponding period of the prior year. Consolidated Balance Sheet as of June 30, 2005 Our total assets at June 30, 2005 were $3,960,000 compared with $2,497,000 at June 30, 2004. Total assets at June 30, 2005 and June 30, 2004 were comprised primarily of $2,139,000 and $2,253,000, respectively, of patents/intellectual property and $1,555,000 and $69,000, respectively, of cash. Total current assets at June 30, 2005 and 2004 were $1,818,000 and $238,000, respectively, while total current liabilities for those same periods were $5,420,000 and $1,423,000, respectively, creating a working capital deficit of $3,602,000 and $1,186,000 at each respective period end. This working capital deficit is primarily due to short term borrowings from Cornell Capital Partners. Stockholders' deficit as of June 30, 2005 was ($3,860,000). The $7,094,000 net loss for the twelve months ended June 30, 2005 was offset by the value of the warrants issued to HoMedics ($3,361,000), the sale and issuance of common stock for cash ($968,000) and the issuance of common stock and options for services ($288,000).


Liquidity And Capital Resources

         Historically, we have relied principally on the sale of common stock and secured debt and customer contracts for research and product development to finance our operations. In October 2004, Kronos entered into agreements for up to $20.5 million in equity and equity backed debt financing from Cornell Capital Partners. In October 2004, Kronos sold 5 million unregistered shares of Kronos common stock for gross proceeds of $500,000 to Cornell Capital Partners. Cornell Capital Partners provided $4 million pursuant to two Promissory Notes, which were funded as follows: $2 million upon the filing an SB-2 Registration Statement and $2 million upon the SEC declaring the Registration Statement effective. Kronos executed a Standby Equity Distribution Agreement for $20 million of funding which Kronos has the option to drawdown against in increments as large as $1.5 million over the next twelve months. In May 2006, Kronos completed repayment of the first $2 million promissory note. As of June 30, 2006, Kronos has received $6.2 million in funding under these agreements and owed $1.8 million under the second Promissory Note. In October 2004, HoMedics agreed to extend repayment of Kronos debt and to provide an additional $1 million in funding. HoMedics has agreed to provide Kronos with an additional $1 million in financing - $925,000 in secured debt financing and $75,000 for the purchase of additional warrants. In December 2005, $175,000 of the $925,000 was funded. The balance of $750,000 has not been funded. In addition, quarterly debt payments and the maturity date for existing debt have been extended. Quarterly payments due on the outstanding $2.4 million in secured debt financing, which had been scheduled to begin in August 2004, will begin in February 2007. The maturity date of the $2.4 million in debt has been extended from May 2008 to October of 2009; the maturity date on the $175,000 will also be October 2009. The interest rate will remain at 6%.

         Net cash flow used in operating activities was $2.6 million for the year ended June 30, 2006. We were able to satisfy most of our cash requirements for this period from the proceeds of the $4 million Promissory Notes with Cornell Capital Partners, the sale of equity to Cornell Capital Partners, our DESA and EOL license agreements, and our U.S. Army Phase II contract.

         We estimate that achievement of our business plan will require substantial additional funding. We anticipate that the source of funding will be obtained pursuant to equity funding from the Standby Equity Distribution Agreement and/or the sale of additional equity in our Company and cash flow generated from customer revenue. There are no assurances that these sources of funding will be adequate to meet our cash flow needs.


Going Concern Opinion

         The Report of Independent Registered Public Accounting Firm includes an explanatory paragraph to their audit opinions issued in connection with our 2006 and 2005 financial statements that states that we do not have significant cash or other material assets to cover our operating costs. Our ability to obtain additional funding will largely determine our ability to continue in business. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         We can make no assurance that we will be able to successfully develop, manufacturer and sell commercial products on a broad basis. While attempting to make this transition, we will be subject to all the risks inherent in a growing venture, including, but not limited to, the need to develop and manufacture reliable and effective products, develop marketing expertise and expand our sales force.

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

                             DESCRIPTION OF BUSINESS


Our Company

          We are a Nevada corporation. Our principal executive offices are located at 464 Common Street, Suite 301, Belmont, Massachusetts 02478. Our telephone number is (617) 993-9965. The address of our website is www.kronosati.com. Information on our website is not part of this filing.


Corporate History

         Kronos Advanced Technologies, Inc. was originally incorporated under the laws of the State of Utah on September 17, 1980 as Penguin Petroleum, Inc. Penguin Petroleum Inc.'s stockholders approved a name change on October 6, 1982 to Petroleum Corporation of America, Inc. On December 29, 1996, stockholders approved a reorganization whereby they exchanged their stock on a one-for-one basis with Technology Selection, Inc., a Nevada corporation. Technology Selection, Inc.'s shares began trading on the Over-the-Counter Bulletin Board on August 28, 1996 under the symbol "TSET." On November 19, 1998, Technology Selection, Inc. changed its name to TSET, Inc. Effective January 12, 2001, we began doing business as Kronos Advanced Technologies; and, as of January 18, 2002, we changed our ticker symbol to "KNOS." Our recent activities have been focused on capitalizing on our investment in Kronos Air Technologies, Inc., a wholly owned subsidiary of Kronos, and we have not, to date, generated significant operating revenues. We have never been party to any bankruptcy, receivership, or similar proceedings and, other than noted above, have not been party to any material reclassification, merger, or consolidation not in the ordinary course of our business.


Business Strategy

         Kronos Advanced Technologies, Inc. is an application development and licensing company that has developed and patented technology that fundamentally changes the way air is moved, filtered and sterilized. Kronos is pursuing commercialization of its proprietary technology in a limited number of markets; and if we are successful, we intend to enter additional markets in the future. Eleven of the Company's U.S. patent applications and two of its international patent applications have been allowed for issuance. To date, our ability to execute our strategy has been restricted by our limited amount of capital.

         Kronos is focused on prioritizing the Company's limited resources on developing and licensing Kronos' proprietary technology for air movement and purification applications to address the indoor air quality market. The Kronos technology has numerous valuable characteristics for applications in the indoor air quality market, including moving air and gases at high velocities while filtering odors, smoke and particulates and sterilizing air from bacteria and virus contamination. A number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies and independent testing facilities.

         Although no commercial products using the Kronos technology have been sold to date, the Company has begun establishing strategic relationships with select companies both domestically and internationally for standalone and embedded applications of our proprietary technology:


         Standalone Platform:

o Residential Products - Between March 2005 and October 2005, the Company (i) expanded production beyond its initial standalone residential air purification prototypes, (ii) increased product testing to complete the product claims platform, (iii) received initial shipment of sample products from its low cost, contract manufacturers in Mexico and China, and (iv) completed internal testing of these products under a testing protocol co-developed by Kronos and a former strategic partner;

o In September 2006, the Company sent a notice of termination of its license agreement with HoMedics USA, Inc. HoMedics has indicated that it does not recognize Kronos' termination of the License Agreement as valid. HoMedics has requested an amicable and expedient resolution of the parties' differences. The outcome of this matter cannot be determined at this time.

o Health Care Products - In December 2005, the Company executed a non-exclusive license agreement with EOL, LLC, a Russian Federation company, for manufacturing and distributing Kronos-based commercial standalone products in Russia and other select Commonwealth of Independent States;

o Commercial and Other Standalone Products - During the year, Kronos completed the initial design and development of space heaters and vaporizers, which are undergoing evaluation by potential strategic partners.


         Embedded Platform:

o Commercial Products - In June 2006, the Company executed its first license for embedded applications of Kronos technology with DESA, LLC. The agreement provides DESA the opportunity to embed the Kronos electrostatic air movement technology within fireplaces, hearth systems, zone heaters and mounted electric fans and heaters;

o Residential Products - During the second half of the year, several leading global home appliance manufacturers initiated discussions with Kronos for developing select residential applications of our technology, including silent kitchen range hoods. Kronos developed initial prototype range hoods for customer demonstration. In August 2006, a global appliance manufacturer requested a second prototype be designed and built to their specifications for which the customer has agreed to provide a limited amount of development funding;

o Transportation Products - In December 2005, Kronos shipped a prototype device designed and built under specific customer specifications to a leading auto manufacturer for their testing and evaluation;

o Microelectronics Products - In June 2006, the Washington Technology Center awarded the Company in conjunction with the University of Washington and Intel Corporation continued funding for a research and development project based on a novel cooling system for microelectronics and computer chips;

o Military Products - During the year, the Company completed work on its contract with the U.S. Army for designing and developing electrostatic dehumidifiers and shipped product developed under contract with the U.S. Navy to Northrop Grumman for further testing and evaluation. Technology Description and Benefits

         The proprietary Kronos technology involves the management of corona discharge by applying high voltage management across paired electrical grids to create an ion exchange. Applications for efficient high voltage management, efficient corona discharge and ion exchange include but are not limited to:

     o    air movement, including dielectric fluid movement and propulsion;

     o    air   purification,    including   particulate   removal,    biohazard
          destruction, chemical and industrial gas treatment, and odor removal;

     o temperature and environmental management, including space heating and cooling;

     o    microchip, MEMS and other electronics devices and components cooling;

     o air management, including sorting and separation of air streams by particle content;

     o sound generation, including high fidelity sound recreation and active noise cancellation;

     o high voltage management, including development of high voltage power supplies and control of energy surges and electrical discharges;

     o control of water and moisture content in air streams, including dehumidification and humidification; and

     o water treatment, including water purification, ionization and water desalination.

         Independent Testing - Product Claims Platform

     A number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies and independent testing facilities. To date, independent laboratory testing has verified the filtration and sterilization capability of the Kronos technology.


         Filtration Testing Results:

     o Aerosol and Air Quality Research Laboratory - up to 99.8% filtration of 0.02 to 0.20 micron (20 to 200 nanometers) size particles; o LMS Industries - removal of over 99.97% of 0.10 micron (100 nanometers) and above size particles using HVAC industry's ASHRAE 52.2 testing standard for filtration;

     o    MicroTest   Laboratories   -  HEPA  Clean  Room  Class  1000   quality
          particulate reduction;

o Intertek - tobacco smoke elimination tests in accordance with ANSI/AHAM AC-1-1988 standard entitled "American National Standard Method for Measuring Performance of Portable Household Electric Cord-Connected Room Air Cleaners," which demonstrated a Clean Air Delivery Rate (CADR) for the Kronos air purifier of over 300 for the larger size Kronos air purifier and 80 for the smaller size using consumer filtration testing standards for the Association of Home Appliance Manufacturers (AHAM).

         Sterilization Testing Results:

     o    Disinfection Research Institute Sterilization Laboratory in Moscow:

                  - completely disinfected a room contaminated with Bacteriophage - a microorganism which lives in the E. Coli bacteria. Bacteriophage is widely used in virus testing because the microorganism's biological structure and size share many functional similarities with a wide range of viruses; and

                  - 100% decontamination of room infected with bacteria (Staphylococcus aureus strain 906 (S. aureus) and Bacillus cereus strain 96 (B. cereus) - (S. aureus) is a known cause of hospital-acquired infections, including skin lesions such as boils and furunculosis and more serious infections such as pneumonia and meningitis;

     o Institute for Veterinary Medicine in the Ukraine - destroy and sterilize air which had been inseminated with Anthrax and E.coli spores;

     o New Hampshire Materials Laboratory - up to 95% reduction of hazardous gases, including numerous carcinogens found in cigarette smoke;

     o    Battelle PNNL - 95% destruction of Bg (anthrax simulant);

     o    Dr. Sergey Stoylar, a bacteriologist from the American Bacteriological
          Society  -  100%  destruction  of  Bacillus   subtilis  168  (bacteria
          simulant).


         Market Segmentation

         Kronos' initial business development strategy is to sell and license the Kronos technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (3) specialized military (naval vessels, closed vehicles and mobile facilities); (4) embedded cooling and cleaning (electronic devices and medical equipment); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

         Kronos' focus is on the first four of these market segments which are described in more detail below:

o Air Movement and Purification - Indoor air pollution, including sick building syndrome, second hand cigarette smoke and various bacterial and viral contaminants , is primarily caused by inadequate ventilation, chemical contaminants from indoor and outdoor sources and biological contaminants. There is also a demand for smaller devices that move, heat and deodorize the indoor air stream. The addressable air movement and purification segment is made up of four principal target markets: (1) residential, (2) health care, (3) hospitality and
                  (4) commercial.

o Air Purification for Unique Spaces - Electronics, semiconductor, pharmaceutical, aerospace, medical and many other producers depend on clean room technology. As products such as electronic devices become smaller, the chance of contamination in manufacturing becomes higher. For pharmaceutical companies, clean, safe and contaminant-free products are imperative to manufacturing and distributing a viable product. Other potential applications for the Kronos technology include closed environments such as automobiles, aircraft, cruise ships and other transportation modes that require people to breathe contaminated, re-circulated air for extended periods.

o Embedded Cooling - Heat generation is becoming a major bottleneck in high density electronics. We believe that the embedded cooling market segment offers Kronos a near term opportunity to develop an alternative to fans for air movement and cooling inside of personal computers , servers and medical diagnostic equipment and a long term opportunity to develop micro channel cooling solutions for future generation microchips.

o Specialized Military - Military personnel face the worst of all possible worlds: indoor air pollution, often in very confined spaces for extended periods, combined with the threat of biological warfare, nuclear fallout, and other foreign elements. We believe that the military market segment offers Kronos a unique opportunity to leverage the technical and funding resources of the U. S. military to expand Kronos' ability to develop and produce Kronos-based air movers and purifiers for applications that require these products to be embedded into ventilation systems to address the needs of military personnel.

         Kronos is currently developing products for the air movement and purification, air purification for unique spaces, and specialized military markets through specific customer contracts. Kronos is currently undertaking research and development in the embedded micro cooling market using Company funds and a third party grant. These contracts and grant are described in more detail in the Technology Application and Product Development section of this filing.

         Technology Application and Product Development

         To best serve Kronos' targeted market segments, our Company is developing specific product applications across two distinct product application platforms. A Kronos device can be either used as a standalone product or can be embedded. Standalone products are self-contained and only require the user to plug the Kronos device into a wall outlet to obtain air movement and filtration for their home, office or hotel room. Embedded applications of the Kronos technology require the technology be added into another system such as a building ventilation system for more efficient air movement and filtration or into an electrical device such as computer or medical equipment to replace the cooling fan or heat sink.

         Standalone Platform Residential Products

         In October 2002, Kronos and HoMedics executed a Licensing Agreement granting HoMedics certain rights with respect to the distribution of the Kronos proprietary technology to the consumer. The agreement provided for exclusive North American, Australian and New Zealand retail distribution rights for next generation consumer air movement and purification products based on the patented Kronos technology. In September 2006, the Company sent a notice of termination of its license agreement with HoMedics USA, Inc. HoMedics has indicated that it does not recognize Kronos' termination of the License Agreement as valid. HoMedics has requested an amicable and expedient resolution of the parties' differences. The outcome of this matter cannot be determined at this time.

         We believe the Company has successfully completed the development of a Kronos-based consumer standalone air purifier that is an efficient, high quality product which is cost effective and easy to operate. The Company intends to seek one or more strategic partners to manufacturer, market and distribute Kronos based residential air purifiers.

         Health Care Products. In December 2005, Kronos executed a non-exclusive License Agreement with EOL, LLC, a Russian Federation corporation. Based in Korolyov, Moscow Region, Russia, EOL will leverage the Kronos technology to produce, market, and distribute Kronos commercial air purification and bacteriological and virus destruction devices in select Commonwealth of

Independent States for the health care market. The agreement comes after successful completion of multiple tests in Eastern Europe, which found the Kronos technology capable of decontaminating rooms infected with airborne viruses and bacteria. Under the terms of the five-year agreement, EOL will provide Kronos a fixed percentage royalty on every product sold, as well as upfront licensing and quarterly maintenance fees. Based on contractual milestones, EOL is required to: (i) complete initial product design by March 2006; (ii) complete initial product prototypes by June 2006; and (iii) make initial product available for customer purchase by September 2006. EOL plans to assemble the finished products in Russia from components supplied both locally and from contract manufacturers in China. The products will be marketed and distributed in Russia, Ukraine, Kazakhstan, Moldova and Byelorussia. In March 2006, EOL achieved the first milestone: initial design of a wall mounted air sterilizer for the health care market. In June 2006, EOL achieved the second milestone: completion of the initial product prototypes. In August 2006, the Russian Research Institute of Medical Equipment began the process for product certification of the EOL device for use in medical facilities.

         Commercial and Other Standalone Products. Utilizing our recently expanded product development resources, Kronos completed the initial design, development and production of a series of small multifunctional devices that can be used as space heaters, vaporizers, disinfectors, deodorizers and/or fans. Based on the proprietary Kronos technology, these devices are currently undergoing testing and evaluation. Kronos has been meeting with potential strategic partners for manufacturing, marketing, selling and distributing these Kronos-based products.

         Embedded Platform Commercial Products. In June 2006, the Company executed a License Agreement with DESA IP, LLC, a wholly owned subsidiary of DESA LLC. DESA is a global provider of hearth, heating and zone comfort products. DESA is the first U.S. company to license the Kronos technology for embedded applications, which represents another step forward in the commercialization and globalization of Kronos' proprietary air movement, filtration and decontamination technology. This License Agreement provides DESA the opportunity to embed the Kronos electrostatic air movement technology within fireplaces, hearth systems, zone heaters and mounted electric fans and heaters. DESA will be seeking to take advantage of the silence, energy efficiency and, in select applications, air filtration benefits of the Kronos technology. DESA has the rights to distribute these products across thirty-four countries in North America, Europe and the former Eastern Block region.

         In addition, Kronos has developed an air filtration and purification mechanism capable of performing to HEPA quality standards, while eliminating bacteria and viruses. We believe that Kronos devices could replace current HEPA filters with a permanent, easily cleaned, low-cost solution. Among the technical advantages of the Kronos technology over HEPA filters is the ability of the Kronos-based devices to eliminate the energy burden on air handling systems, which must generate high levels of backpressure necessary to move air through HEPA-based systems. Kronos-based devices enhance the air flow while providing better than HEPA level filtration and purification. Kronos is seeking one or more strategic partners to commercial, market and distribute Kronos based commercial embedded air filtration and purification devices.

         Residential Products. During the second half of fiscal 2006, several leading global home appliance manufacturers initiated discussions with Kronos with an interest in using the Kronos technology for developing select residential applications, including silent kitchen range hoods. With specific customer input, Kronos has designed and developed initial prototype range hoods for additional customer demonstration and evaluation. In August 2006, a leading global appliance manufacturer requested a second prototype be designed and built to their specifications for further evaluation. The customer has agreed to provide a limited amount of development of funding for this project.

         Military Products. The U. S. Department of Defense has provided Kronos with various grants and contracts to develop, test and evaluate the Kronos technology for embedded applications.

         U.S. Navy SBIR Contracts. In November 2002, the U. S. Navy awarded Kronos a Small Business Innovation Research Phase II contract worth $580,000. The Phase II contract (commercialization phase) was an extension of the Phase I and the Phase I Option work that began in 2001. During Phase II, Kronos developed and produced a fully controlled device that represents a "cell" of an advanced distributive air management system with medium capacity airflow in a U.
S. Navy unique environment. The "cell" has been designed to be easily adjustable to a variety of parameters such as duct size, airflow requirements, and air quality. The goal of this development work is to significantly reduce or replace altogether the current HVAC air handling systems on naval ships. In May 2005, Kronos shipped the device to Northrop Grumman for testing and evaluation. Based on the success of these initial tests, Northrop Grumman requested additional modifications and improvements to the device. Northrop Grumman is scheduling further testing. As of June 30, 2006, the U. S. Navy had provided Kronos with $580,000 in funding for this effort.

         U.S. Army SBIR Contracts. In August 2003, Kronos was awarded the option on its U. S. Army Small Business Innovation Research Phase I contract bringing the value of the Phase I contract award to $120,000. In October 2003, the U.S. Army awarded Kronos the Small Business Innovation Research Phase II contract to develop Kronos' proprietary Electrostatic Dehumidification Technology ("EDT"). In February 2005, because the Army's focus was on researching a specific aspect of using an electrostatic process for dehumidification and did not share Kronos' vision for a broader application for using the unique aspects of EDT for dehumidification, the Army decided not to pursue their Phase II option. Kronos believes EDT is a viable solution for commercial dehumidification and will seek one or more commercial partners to work with us to exploit the benefits of EDT. As of June 30, 2006, the U. S. Army had provided Kronos with $392,000 in funding for this effort under the Phase II contract.

         Transportation Products. In April 2006, Kronos was invited to serve as a member and an industrial partner in the Federal Aviation Administration's
(FAA) Air Transportation Airliner Cabin Environment Research Center of Excellence (ACER CoE). In this capacity, Kronos will provide its real-time decontamination, air filtration, purification and technology expertise to evaluate and develop solutions that proactively address and improve cabin air quality. The program, led by the FAA, includes senior executives from aerospace equipment manufacturers and leading American universities.

         In August 2005, Kronos extended its work into the transportation industry by signing a Prototype Development and Evaluation Agreement with a leading luxury automotive manufacturer. According to various industry reports, the amount of time Americans have spent in their cars has risen 236 percent since 1982 (with one report from Time Magazine noting an average motorist will spend more than 5 years stuck in traffic alone), providing optimum air circulation in automobiles is not only a comfort factor, but can also be a critical means of improving air quality and helping to prevent viruses and allergens that may otherwise accumulate in filtration systems. The Kronos product has been designed and manufactured to meet exacting customer standards for placement inside of automobile passenger cabins. The customer is evaluating various potential applications for the technology.

         Microelectronics Cooling Products. In December 2004, Kronos and the University of Washington were awarded a Phase I grant for a research and technology development project entitled "Heat Transfer Technology for Microelectronics and MEMS" by the Washington Technology Center ("WTC"). The objective of the project is to develop a novel energy-efficient heat transfer technology for cooling microelectronics. In January 2006, Kronos and the University of Washington conducted a successful bench scale demonstration of micron cooling of a MEMS chip.

         In June 2006, the Company and the University of Washington were awarded a Phase II grant for continued funding in its novel cooling system for microelectronics and computer chips. The Washington Technology Center is contributing $100,000 as a Phase II grant for the project. Kronos will provide $35,000 in funding and $38,000 in in-kind services, including use of the Kronos Research and Product Development Facility. Dr. Alexander Mamishev of the University of Washington Electrical Engineering Department is the principal investigator on the project and will lead a team of scientists and engineers from Kronos and Intel Corporation who will also collaborate on the project. The Phase II grant is a follow-on award to the December 2004 Phase I grant to Kronos and the University of Washington to initiate development of a novel energy-efficient heat transfer technology for cooling microelectronics.

         Thermal management for microelectronics and MEMS systems is a challenge. Existing cooling devices aren't meeting increasing needs for energy consumption and heat dissipation. Kronos air handling technology is an emerging technology that uses an electric field to exert force on ionized gas. Kronos is attempting to develop an improved microchip air handling system that is smaller in size, has high speed airflow, allows more targeted delivery of cooling to areas of highest heat and is compatible with current processes.


         Patents and Intellectual Property

         Kronos has received notification that eleven of its patent applications have been allowed for issuance by the United States Patent and Trademark Office and two of its international patent applications have been allowed for issuance by the Commonwealth of Australia Patent Office and the Mexican Institute of Industrial Property, respectively. These patents are considered utility patents which describe fundamental innovations in the generation, management and control of electrostatic fluids, including air movement, filtration and purification. Each of the patents contain multiple part claims for both general principles as well as specific designs for incorporating the Kronos technology into air movement, filtration and purification products. The patents provide protection for both specific product implementations of the Kronos technology, as well as more general processes for applying the unique attributes and performance characteristics of the technology.

                                  U.S. Patents

              Date                        U.S. Patent #                   Patent Title                    Description
--------------------------------  ----------------------------   -----------------------------   ----------------------------------
August  2006                      Notice of Allowance            Corona Discharge Electrode      Method of generating air
                                                                 and Method of Operating         flow and air cleaning with
                                                                                                 reduced amount of ozone
                                                                                                 by-product and with extended
                                                                                                 life-span of electrodes

July 2006                         Notice of Allowance            Method of and Apparatus for     Inertialess power supply for
                                                                 Electrostatic Air Cleaning      safe operating and spark
                                                                 Device                          prevention

July 2006                         Notice of Allowance            Electrostatic Air Cleaning      Method for improving the
                                                                 Device                          efficiency of electrodes for
                                                                                                 filtering micron and
                                                                                                 sub-micron size particles

May  2006                         7,053,565                      Electrostatic Fluid             Effective powering of the
                                                                 Accelerator - Power Management  electrodes for high level of air velocity

November 2005                     6,963,479                      Electrostatic Fluid             Advance voltage management
                                                                 Accelerator - Advanced          impacts air filtration and
                                                                 Geometrics                      sterilization, air flow and
                                                                                                 ozone as well as safe
                                                                                                 operation and spark
                                                                                                 prevention

August 2005                       6,937,455                      Spark Management Method and     Analysis, detection and
                                                                 Device                          preventing of sparks in a
                                                                                                 high voltage field -
                                                                                                 creating safe, effective
                                                                                                 electrostatic technology
                                                                                                 products

July 2005                         6,919,698                      Voltage Management for          Materials and geometry
                                                                 Electrostatic Fluid             allowing for spark free
                                                                 Accelerator                     operation and use of light
                                                                                                 weight, inexpensive
                                                                                                 materials as the electrodes

May  2005                         6,888,314                      Electrostatic Fluid             Electrode design geometrics
                                                                 Accelerator - Electrode         and attributes including
                                                                 Design Geometrics               micro channeling to achieve
                                                                                                 unique air movement and
                                                                                                 purification performance

April 2004                        6,727,657                      Electrostatic Fluid             Synchronization of multiple
                                                                 Accelerator for and a Method    stages of arrays -
                                                                 of Controlling Fluid            increasing air flow and air
                                                                                                 flow efficiency

December 2003                     6,664,741                      Method of use and Apparatus     Ratio of voltage for
                                                                 for Electrostatic Fluid         producing ion discharge to
                                                                 Acceleration Control of a       create air movement and base
                                                                 Fluid Flow                      level filtration

                                       35



January 2003                      6,504,308                      Electrostatic Fluid             Electrode density core for
                                                                 Accelerator                     producing ion discharge to
                                                                                                 create air movement and base
                                                                                                 level filtration


                              International Patents

         In November 2004, Kronos received formal notification from the Commonwealth of Australia Patent Office indicating that its application entitled "Electrostatic Fluid Accelerator" has been examined and allowed for issuance as an Australian patent. In December 2005, Kronos received formal notification from the Mexican Institute of Industrial Property indicating that its application entitled "Electrostatic Fluid Accelerator" has been examined and allowed for issuance as a Mexican patent. There are a number of other patent applications corresponding to Kronos' eleven U.S. Patents that have been filed and are pending outside of the United States. 10 Kronos intends to continue to aggressively file patent applications in the U.S. and internationally. A number of additional patent applications have been filed for, among other things, the control and management of electrostatic fluid acceleration. These additional patent applications are either being examined or are awaiting examination by the Patent Office.


Milestones

         Our primary business objectives over the prior 12 months was to launch Kronos-based standalone consumer products and to establish strategic partners for developing and commercializing embedded product applications. During the year, despite the success of the Company in developing and testing a viable consumer product, the Company was not able to achieve its first objective of having its residential, retail consumer products partner bring that product to market; in September 2006, the Company sent a notice of termination of its license agreement with that partner, HoMedics USA, Inc. The Company took this action to protect the Company's assets and to position the Company to identify new strategic partner(s) in the residential market place who have the willingness and viability to bring Kronos-based consumer air purification products to market.

         The Company did achieve its second objective; in June 2006, the Company executed its first license for embedded applications of Kronos technology with DESA, LLC.

         In addition, during the year the Company (i) executed a non-exclusive license agreement with EOL, LLC, a Russian Federation company, for manufacturing and distributing Kronos-based commercial standalone products in Russia and other select Commonwealth of Independent States; (ii) shipped a prototype device designed and built under specific customer specifications to a leading auto manufacturer for their testing and evaluation; (iii) obtain an award from the Washington Technology Center in conjunction with the University of Washington and Intel Corporation for continued funding for a research and development project based on a novel cooling system for microelectronics and computer chips;
(iv) completed the initial design and development of space heaters and vaporizers, which are undergoing evaluation by potential strategic partners; (v) was invited to serve as a member and an industrial partner in the Federal Aviation Administration's (FAA) Air Transportation Airliner Cabin Environment Research Center of Excellence (ACER CoE); and (v) pursued new opportunities initiated by several leading global home appliance manufacturers for the development of select residential applications of our technology, including silent kitchen range hoods. This later opportunity was a direct result of our initial development work with Ikea.

         The Company was able to achieve these successes through the expansion of (i) our product claims platform to include independent verification of Kronos' technology's ability to decontaminate rooms infected with bacteria and viruses and sterilize air flows contaminated with anthrax and E.coli spores and
S. aureaus and B. aureaus bacteria;(ii) our technical resources and product engineering to better position Kronos' ability to address specific customer issues and needs; and (iii) our intellectual property. Regarding the later point, the Company received notification that an additional four of its patent applications during the year and three subsequent to the fiscal year end have been allowed for issuance by the United States Patent and Trademark Office.

         Our primary business objectives over the next 12 months are to execute on our agreements with DESA and EOL, to establish new strategic partner(s) for marketing and selling Kronos-based, standalone air purification products, and to establish additional strategic partners for developing and commercializing new product applications. In order to achieve these objectives the Company will need to:

     o expand its product development and engineering resources to better position Kronos to address specific customer issues and needs; and

     o continue implementation of its intellectual property strategies, including continuation of its U.S. and international patent filing process to enable a full development and effective management of its intellectual property rights and assets.

         We estimate that achievement of our business plan will require substantial additional funding. We anticipate that the source of funding will be obtained pursuant to funding from the Cornell Capital Standby Equity Distribution Agreement and/or the sale of additional equity in our Company, and cash flows generated from customer funded product development work and licensing revenue from the sale of Kronos-based products.


Homedics Senior Debt Transaction

         In May 2003, Kronos entered into an agreement with HoMedics, Inc. for $2.5 million in financing, including $2.4 million in secured debt financing and $100,000 for the purchase of warrants. $2.5 million was paid to Kronos upon execution of the agreement. In October 2004, HoMedics agreed to extend repayment of Kronos debt and to provide an additional $1 million in funding. HoMedics has agreed to provide Kronos with an additional $1 million in financing - $925,000 in secured debt financing and $75,000 for the purchase of additional warrants. In December 2005, $175,000 of the $925,000 was funded. The balance of $750,000 has not been funded. In addition, quarterly debt payments and the maturity date for existing debt have been extended. Quarterly payments due on the outstanding $2.4 million in secured debt financing, which had been scheduled to begin in August 2004, will begin in February 2007. The maturity date of the $2.4 million in debt has been extended from May 2008 to October of 2009; the maturity date on the $175,000 will also be October 2009. The interest rate will remain at 6%.

         In connection with the First Amendment to Master Loan and Investment Agreement, Kronos issued to HoMedics a warrant to purchase 26.5 million shares of Kronos' common stock. The warrant is exercisable for a period of ten (10) years from the date of issuance. The exercise price is $0.10 per share. In consideration for the warrant, HoMedics delivered to Kronos $75,000 by funding the closing fees owed by Kronos and HoMedics agreed to amend two (2) warrants to purchase 13.4 million shares of Kronos' common stock previously issued by Kronos by removing the anti-dilution protection previously granted to HoMedics. Kronos agreed to include new anti-dilution protection in the new warrant. HoMedics is entitled, under certain circumstances, to anti-dilution protection in order to maintain beneficial ownership of Kronos equal to 30%. HoMedics may not be diluted below 30% for any funds raised at less than $0.20 per share, excluding options or shares issued to management, directors, and consultants in the normal course of business or shares issued to Cornell Capital in repayment of the two Promissory Notes. There are no anti-dilution measures for funds raised at greater than $0.20 per share. In addition, Kronos agreed to grant HoMedics piggy-back registration rights and one (1) demand registration right with respect to any shares of common stock of Kronos that HoMedics may acquire pursuant to the two (2) previously issued warrants and the warrant issued in October 2004 in connection with the First Amendment to Master Loan and Investment Agreement.


Cornell Capital Transaction

         In October 2004, Kronos entered into agreements for up to $20.5 million in equity and equity backed debt financing from Cornell Capital Partners. Kronos executed an Equity Investment Agreement and received $500,000 in gross proceeds through the sale of 5 million unregistered shares of Kronos common stock. Cornell Capital Partners provided $4 million pursuant to two Promissory Notes, which were funded as follows: $2 million upon filing a Registration Statement and $2 million upon the SEC declaring the Registration Statement effective. Kronos executed a Standby Equity Distribution Agreement for $20 million of funding which Kronos has the option to drawdown against in increments as large as $1.5 million over the next twelve months. Kronos intends to use the proceeds under the Standby Equity Distribution Agreement to repay the Promissory Notes. As of June 30, 2006, Kronos had received $6.2 million under these agreements. As of June 30, 2006, Kronos had repaid the first promissory Note in full and owed $1.8 million under the second Promissory Note.

Employees

         On October 25, 2006, Kronos and its subsidiaries had twelve full-time employees. Of the total number of full-time employees, one works in general management, ten in research and product development, one in marketing and sales and operations, and none are employed in administrative and other support positions. None of the employees are represented by unions. There has been no disruption of operations due to a labor dispute. We consider our relations with our employees to be good.

                                   MANAGEMENT

         Our directors and executive officers and their ages as of October 25, 2006 are as follows:


Officers And Directors

         The following table sets forth the names, ages, and titles of each of our directors and executive officers as of October 25, 2006. Please note that each has been involved with the Companies listed below since their inception, which is greater than five years.

Name                   Age       Director/Position
------------------   ------      -----------------------------------------------

Daniel R.  Dwight       46       Director; President and Chief Executive Officer

Richard F. Tusing       48       Director; Chief Operating Officer

James P.  McDermott     44       Director

M. J. Segal             62       Director

         Daniel R Dwight, 46, has served as a Director of Kronos since November 2000, and as a Director and Chief Executive Officer of Kronos Air Technologies since January 2001. Effective October 16, 2001, Mr. Dwight was appointed President and Chief Executive Officer of Kronos. Effective January 1, 2004, Mr. Dwight was appointed Acting Chief Financial Officer of Kronos. He has extensive experience in private equity and operations in a wide variety of high growth and core industrial businesses. Mr. Dwight spent 17 years with General Electric including 10 years of operations, manufacturing, and business development experience with GE's industrial businesses, and seven years of international investment and private equity experience with GE Capital. He has had responsibility for over a $1 billion in merger and acquisition and private equity transactions at GE. Mr. Dwight initiated GE Capital's entry in the Asia private equity market. Between 1995 and 1999, the Asian equity portfolio grew to include consolidations, leveraged buyouts, growth capital and minority investments in diverse industries, including information technology, telecommunications services, consumer products, services and distribution, and contract manufacturing. Since 1982, Mr. Dwight has held other leadership positions domestically and internationally with GE Capital, as well as senior positions with GE Corporate Business Development (1989-1992) and GE Corporate Audit Staff (1984-1987). Mr. Dwight holds an MBA in Finance and Marketing with Honors from The University of Chicago Graduate School of Business and a B.S. in Accounting with Honors from the University of Vermont and is a member of the Association of Heating, Ventilation, Air conditioning and Refrigeration Engineers, Inc. (ASHRAE) and a member of the SatCon Technology Corporation Board of Directors.

         Richard F. Tusing, 48, has served as a Director of Kronos since October 2000 and as a Director of Kronos Air Technologies since January 2001 and was appointed Chief Operating Officer on January 1, 2002. Mr. Tusing has had extensive experience in developing new enterprises, negotiating the licensing of intellectual property rights, and managing technical and financial organizations, and has more than 20 years of business development, operations, and consulting experience in the technology and telecommunications industries. Prior to his services to Kronos, Mr. Tusing spent four years in executive management with several emerging technology companies, 14 years in various managerial and executive positions with MCI Communications Corporation, and three additional years in managerial consulting. From 1982-1996, Mr. Tusing held multiple managerial and executive positions with MCI Communications Corporation. From 1994-1996, he served as MCI's Director of Strategy and Technology, managing MCI's emerging technologies division (having primary responsibility for evaluating, licensing, investing in, and acquiring third-party technologies deemed of strategic importance to MCI), and also oversaw the development of several early-stage and venture-backed software and hardware companies; in this capacity, Mr. Tusing managed more than 100 scientists and engineers developing state-of-the-art technologies. From 1992-1994, Mr. Tusing founded MCI Metro, MCI's entree into the local telephone services business and, as MCI Metro's Managing Director, managed telecommunications operations, developed financial and ordering systems, and led efforts in designing its marketing campaigns. From 1990-1992, he served as Director of Finance and Business Development for MCI's western region. From 1982-1990, Mr. Tusing held other management and leadership positions within MCI, including service as MCI's Pacific Division's Regional Financial Controller, Manager of MCI's Western Region's Information Technology Division, and led MCI's National Corporate Financial Systems Development Organization. Mr. Tusing received B.S. degrees in business management and psychology from the University of Maryland in 1979.

         James P. McDermott, 44, became a Director of Kronos in July 2001. Mr. McDermott has over 22 years of financial and operational problem-solving experience. Mr. McDermott is a co-founder and is currently a Managing Director of Eagle Rock Advisors, LLC, the Manager for The Eagle Rock Group, LLC. Mr. McDermott is also currently President and CEO of AF&L, Inc. and its subsidiaries. AF&L is a Senior Markets Insurer. From 1992 through 2000, Mr. McDermott held various managerial and executive positions with PennCorp Financial Group, Inc. and its affiliates. From 1998 through 2000, Mr. McDermott was Executive Vice-President and Chief Financial Officer of PennCorp Financial Group. While serving in this position, Mr. McDermott was one-third of the executive management team that was responsible for developing and implementing operational stabilization, debt reduction and recapitalization plans for the company. From 1995 through 1998, Mr. McDermott served as Senior Vice-President of PennCorp Financial Group. Mr. McDermott worked closely with the Audit Committee of the Board of Directors on evaluating the PennCorp's accounting and actuarial practices. In addition, Mr. McDermott was responsible for developing a corporate-wide technology management program resulting in technology convergence and cost savings to the company's technology budget. From 1994 through 1998, Mr. McDermott was a principal in Knightsbridge Capital Fund I, LP, a $92 million investment fund specializing in leverage-equity acquisitions of insurance and insurance-related businesses. Mr. McDermott was also the founding Chairman of the e-business Internet service provider, Kivex.com, and a senior manager of one of the world's leading public accounting firms, KPMG. Mr. McDermott received a B.S. Degree in Business Administration from the University of Wisconsin, Madison.

         M. J. Segal, 62, became a Director of Kronos in September 2003. Mr. Mr. Segal has over 35 years of corporate governance, entrepreneurial and investment banking expertise. Mr. Segal founded the investment banking firm of M.J. Segal Associates in 1987. Since 1992, the firm has specialized in researching private equity opportunities in both private and emerging growth public companies. The Segal group caters primarily to institutional clients, private investment partnerships and professional money managers. After starting his career as a stockbroker and financial planner in 1966 with Philadelphia based New York Stock Exchange firm, Robinson & Company, Mr. Segal joined Josephthal & Co. Inc., a leading full-service investment banking and brokerage firm in New York. Mr. Segal has served as senior vice president of the congressionally charted National Corporation for Housing Partnerships in Washington, D. C. and president of its investment banking subsidiary and has qualified as a NASD broker/dealer financial principal. Originally from Philadelphia, Mr. Segal attended the Wharton School of the University of Pennsylvania and is a graduate of The New York Institute of Finance.

Directors

         Our Board of Directors consists of eight seats. Directors serve for a term of one year and stand for election at our annual meeting of stockholders. All our current directors were elected at our annual meeting of stockholders held on December 20, 2005. Four vacancies currently exist on the Board of Directors as of the date of this filing. Pursuant to our Bylaws, a majority of directors may appoint a successor to fill any vacancy on the Board of Directors.

Advisory Board

         We established an Advisory Board in July 2001 to assist management in the development of long-range business plans for our Company. Currently, William Poster and Charles Strang are the only Advisory Board Members.

         Mr. Poster is a seasoned entrepreneur with a successful track record as a founder of several businesses spanning five continents. Mr. Poster has experience in developing business opportunities in the United States, Europe, Asia and the Middle East. Mr. Poster recently stepped down as President of Computer Systems & Communications Corporation, a wholly-owned subsidiary of General Dynamics. Computer Systems & Communications Corporation is a cutting-edge communications and technology company that Mr. Poster founded and later sold to General Dynamics. Mr. Poster is currently a principal with Eagle Rock Advisors, LLC. Mr. Strang is a former Kronos Director from January 2001 through December 2002. Mr. Strang was named National Commissioner of NASCAR (National Association for Stock Car Auto Racing, Inc.) in 1998 and continues to serve in that capacity. In 1989 Mr. Strang received President Bush's American Vocation Success Award; in 1992 was elected to the Hall of Fame of the National Marine Manufacturers Association; in 1990 was awarded the Medal of Honor of the Union for International Motorboating; and is a life member of the Society of Automotive Engineers. He also currently serves as a Director of the American Power Boat Association (the U.S. governing body for powerboat racing) and Senior Vice-President of the Union for International Motorboating (the world governing body for powerboat racing, with approximately 60 member nations). We will continue to evaluate additional potential candidates for our Advisory Board.

Committees

         On September 11, 2001, the Board of Directors established a Compensation Committee consisting of at least two independent members of the Board of Directors. The Compensation Committee is charged with reviewing and making recommendations concerning Kronos' general compensation strategy, reviewing salaries for officers, reviewing employee benefit plans, and administering Kronos' stock incentive plan, once adopted and implemented. Messrs. McDermott and Segal are the current members of the Compensation Committee. During the year the Compensation Committee held two meetings. Each member attended at least 75% of the meetings.

         On September 4, 2003, the Board of Directors established an Executive Committee. The purpose of the Executive Committee is to exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Company. The Committee shall consist of no fewer than three members, including the Chief Executive Officer of the Company. Messrs. Dwight, McDermott, Segal and Tusing are the current members of the Executive Committee.

         On September 10, 2003, the Board of Directors established an Audit Committee consisting of at least two independent members of the Board of Directors. The Audit Committee is charged with providing independent and objective oversight of the accounting functions and internal controls of the Company and its subsidiaries to ensure the objectivity of the Company's financial statements. Messrs. McDermott and Segal are the current members of the Audit Committee. During the year the Audit Committee held three meetings. Each member attended at least 75% of the meetings.

Compensation Of Directors

         Cash Compensation. Our Bylaws provide that, by resolution of the Board of Directors, each director may be reimbursed his expenses of attendance at meetings of the Board of Directors; likewise, each director may be paid a fixed sum or receive a stated salary as a director. During the fiscal year ended June 30, 2006, no director receives any salary or other form of cash compensation for such service. Effective July 1, 2006, non-executive directors are entitled to receive $4,500 per quarter as compensation for their services as members of our Board of Directors.

         Share Based Compensation. During the fiscal year ended June 30, 2006, each non-executive director is entitled to receive annually 70,000 fully-vested stock option grants, 7,000 stock option grants per meeting attended via conference call, 14,000 option grants per meeting attended in person, 3,500 option grants per meeting for participation on a committee or 5,000 stock option grants per meeting for chairing a committee, as compensation for their services as members of our Board of Directors. Effective July 1, 2006, non-executive directors entitled to receive quarterly $4,500 and annually 200,000 fully-vested stock option grants, 2,500 stock option grants per meeting attended via conference call, 5,000 option grants per meeting attended in person, or 1,250 option grants per meeting for participation on a committee, as compensation for their services as members of our Board of Directors. For the twelve month period ending June 30, 2006, Messrs. McDermott and Segal earned 182,000 stock options each as compensation for their services as members of our Board of Directors. For the twelve month period ending June 30, 2005, Messrs. McDermott, Brown and Segal earned 189,000, 154,000, and 189,000 stock options, respectively as compensation for their services as members of our Board of Directors.


Compliance With Section 16(A) Of The Securities Act Of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended June 30, 2006, all Section 16(a) filing requirements applicable to our officers and directors were complied with.


ITEM 10.  EXECUTIVE COMPENSATION

         The following table sets forth compensation for the fiscal year ended June 30, 2006 for our executive officers:


                                          SUMMARY COMPENSATION TABLE
                      Annual Compensation                           Long-Term Compensation
             ---------------------------------------  --------------------------------------------------------
                                                           Restricted    Securities
   Name and                                     Other        Stock       Underlying    LTIP       All Other
   Principal            Salary     Bonus    Compensation     Awards     Options/SARS   Payouts  Compensation
Fiscal Position  Year     $          $            $            $             #            $           $
---------------- ----- --------- ---------- -------------- ----------- --------------- -------- --------------
      (a)        (b)      (c)       (d)          (e)          (f)           (g)          (h)         (i)
---------------- ----- --------- ---------- -------------- ----------- --------------- -------- --------------
Daniel R.        2006   189,375     --             15,083      --         2,455,000       --          --
Dwight,          2005   180,000   67,500(4)        14,689      --           750,000       --          --
President and    2004   180,000     --             14,292      --           726,206       --          --
Chief
Executive
Officer(1)

Richard F.       2006   160,000     --               --        --         1,020,000       --          --
Tusing, Chief    2005   160,000   37,530(4)          --        --           450,000       --          --
Operating        2004   160,000     --               --        --           971,756       --          --
Officer(2)

Richard A.       2006       --      --               --        --              --         --          --
Papworth Chief   2005       --      --               --        --              --         --          --
Financial        2004   120,000     --               --        --              --         --          --
Officer(3)


(1) Mr. Dwight became President and Chief Executive Officer of Kronos effective October 16, 2001. He executed a two year employment contract on November 15, 2001. His contract was renewed on August 13, 2003 and again on August 15, 2004, August 15, 2005 and April 13, 2006 by the Board of Directors. Effective April 15, 2006, his annual salary is $225,000.

(2) Mr. Tusing became Chief Operating Officer of Kronos effective January 1, 2002. Mr. Tusing executed an employment contract effective January 1, 2003. The Board of Directors renewed Mr. Tusing's Employment Agreement on October 1, 2004 and again on October 1, 2005. His annual salary is $160,000.

(3) Mr. Papworth was the Company's Chief Financial Officer from May 19, 2000 until January 1, 2004. His annual salary was $120,000. On July 1, 2004 Mr. Papworth ended his employment with Kronos.

(4) Cash Bonuses earned in 2005 were paid through the issuance of common stock at the market closing price on June 30, 2005.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                      FISCAL YEAR END OPTIONS/SAR VALUES(1)


                                                                                         VALUE OF
                                                          NUMBER OF SECURITIES         UNEXERCISED
                                                         UNDERLYING UNEXERCISED        IN-THE-MONEY
                    SHARES ACQUIRED                      OPTIONS/SARS AT FISCAL      OPTIONS/SARS AT
       NAME           ON EXERCISE      VALUE REALIZED          YEAR END(1)          FISCAL YEAR END(2)
------------------- ----------------- ----------------- -------------------------- ---------------------
Daniel R. Dwight,         -0-               -0-         Exercisable:  7,191,206                    -0-
President and                                           Unexercisable:      -0-                    -0-
Chief Executive
Officer(3)

Richard F.                -0-               -0-         Exercisable:  3,391,756                    -0-
Tusing, Chief                                           Unexercisable:      -0-                    -0-
Operating
Officer(4)

Richard A.                -0-               -0-         Exercisable:    998,475                    -0-
Papworth Chief                                          Unexercisable:      -0-                    -0-
Financial
Officer(5)

(1) These grants represent options to purchase common stock. No SAR's have been granted.

(2) The value of the unexercised in-the-money options were calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options as of June 30, 2006.

(3) Mr. Dwight became President and Chief Executive Officer of Kronos effective October 16, 2001.

(4) Mr. Tusing became Chief Operating Officer of Kronos effective January 1,
2002.

(5) Mr. Papworth was the Company's Chief Financial Officer from May 19, 2000 until January 1, 2004. On July 1, 2004 Mr. Papworth ended his employment with Kronos.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                       % TOTAL
                        NO. OF       OPTIONS/SAR'S
                      SECURITIES      GRANTED TO
                      UNDERLYING      EMPLOYEES    EXERCISE OR
                     OPTIONS/SAR'S    IN FISCAL    BASE PRICE    EXPIRATION
        NAME          GRANTED (#)     YEAR (%)    ($ PER SHARE)    DATE(1)
------------------- -------------   ------------- ------------ -----------------
Daniel R. Dwight       2,455,000          37.6%    $    0.060   April 13, 2016
President and
Chief Executive

Richard F. Tusing      1,020,000          15.6%    $    0.060   April 13, 2016
Chief Operating
Officer
             (1) Expatriation date is the earlier of April 13, 2016 or 90 days after the date the officer is no longer employed by the Company.

Stock Option Plan

         On February 12, 2002, the Board of Directors approved the TSET, Inc. Stock Option Plan under which Kronos' key employees, consultants, independent contractors, officers and directors are eligible to receive grants of stock options. Kronos has reserved and issued a total of 6,250,000 shares of common stock under the Stock Option Plan. It is presently administered by Kronos' Board of Directors. Subject to the provisions of the Stock Option Plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and to determine the terms and conditions and the number of shares issued pursuant thereto.


Employment Agreements

         Daniel R. Dwight, our President and Chief Executive Officer, and our Company entered into an Employment agreement effective as of November 15, 2001. The initial term of Mr. Dwight's Employment Agreement was for 2 years and will automatically renew for successive 1 year terms unless Kronos or Mr. Dwight provide the other party with written notice within 3 months of the end of the initial term or any subsequent renewal term. The Board of Directors renewed Mr. Dwight's Employment Agreement on August 13, 2003 and again on August 15, 2004 and August 15, 2005. In April 2006, the Board of Directors renewed Mr. Dwight's Employment Agreement and increased his base cash compensation to $225,000 per year effective April 15, 2006. Mr. Dwight is eligible for annual incentive bonus compensation in an amount equal to Mr. Dwight's annual salary based on the achievement of certain bonus objectives. In addition, Kronos granted Mr. Dwight 1,000,000 immediately vested and exercisable, ten-year stock options at various exercise prices. Mr. Dwight will be entitled to fully participate in any and all 401(k), stock option, stock bonus, savings, profit-sharing, insurance, and other similar plans and benefits of employment. Richard F. Tusing, our Chief Operating Officer, and our Company entered into an Employment agreement effective as of January 1, 2003. The initial term of Mr. Tusing's Employment Agreement is for 2 years and will automatically renew for successive 1 year terms unless Kronos or Mr. Tusing provide the other party with written notice within 3 months of the end of the initial term or any subsequent renewal term. The Board of Directors renewed Mr. Tusing's Employment Agreement on October 1, 2004 and again on October 1, 2005. Mr. Tusing's Employment Agreement provides for base cash compensation of $160,000 per year. Mr. Tusing will be entitled to fully participate in any and all 401(k), stock option, stock bonus, savings, profit-sharing, insurance, and other similar plans and benefits of employment.

Executive Severance Agreements

         The Employment Agreement of Daniel R. Dwight, our Chief Executive Officer, provides that, upon the occurrence of any transaction as defined as a "change of control" of Kronos, Mr. Dwight shall receive his salary and benefits for a period of time that is the greater of (i) one year or (ii) the remainder of Mr. Dwight's employment term. The Employment Agreement of Richard F. Tusing, our Chief Operating Officer, provides that, upon the occurrence of any transaction as defined as a "change of control" of Kronos that is not approved by the Board of Directors, Mr. Tusing shall receive his salary, pro-rata bonus and benefits for a period of time that is the greater of (i) one year or (ii) the remainder of Mr. Tusing's employment term. As of the date of this filing, we have not adopted any separate executive severance agreements.

                             DESCRIPTION OF PROPERTY

         Our principal executive office is located at 464 Common Street, Suite 301, Belmont, Massachusetts. The offices of the Kronos Research and Product Development facility are located at 15241 NE 90th Street, Redmond, Washington. Kronos is committed through September 30, 2009 to annual lease payments on operating leases for 6,000 square feet of office/research and product development premises. We consider our Research and Product Development facility to be adequate for our foreseeable needs.

                               LEGAL PROCEEDINGS

         From time to time the Company may be subject to lawsuits in the normal course of business. Thompson E. Fehr has filed a complaint against Kronos with respect to prior services rendered to High Voltage , Inc. totaling $47,130. The Company believes this complaint is without merit and will rigorously defend itself.
                                       44

                             PRINCIPAL STOCKHOLDERS


         The following table presents certain information regarding the beneficial ownership of all shares of common stock at October 25, 2006 for each executive officer and director of our Company and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 180,164,336 common shares issued and outstanding at October 25, 2006 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully diluted basis showing all authorized, but unissued, shares of our common stock at October 25, 2006 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

                                                 Common Stock Beneficially Owned
                                             -----------------------------------
Name and Address                                  Number             Percent
----------------                             ------------------  ---------------
Daniel R.  Dwight                               8,393,132(1)            4.7%
464 Common Street Suite 301
Belmont, MA  02478

Richard F. Tusing                               4,244,508(2)            2.4%
464 Common Street Suite
301 Belmont, MA  02478

James P.  McDermott                               932,577(3)               *
464 Common Street Suite 301
Belmont, MA  02478

Milton  J. Segal                                  573,500(4)               *
464 Common Street Suite 301
Belmont, MA  02478

All Officers and Directors of Kronos           14,143,717(5)            7.9%
(four (4) individuals)
______________________________
     *    Represents less than 1%.
     (1) Includes options to purchase 7,191,206 shares of common stock that can be acquired within sixty days of October 25, 2006.
     (2) Includes options to purchase 3,391,756 shares of common stock that can be acquired within sixty days of October 25, 2006.
     (3) Includes options to purchase 638,459 shares of common stock that can be acquired within sixty days of October 25, 2006.
     (4) Includes options to purchase 573,500 shares of common stock that can be acquired within sixty days of October 25, 2006.
     (5) Includes options to purchase 11,794,921 shares of common stock that can be acquired within sixty days of October 25, 2006.

         We are unaware of any arrangement or understanding that may, at a subsequent date, result in a change of control of our Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

         On March 31, 2004, we entered into Promissory Notes with Daniel R. Dwight and Richard F. Tusing in exchange for past due compensation, expenses and interest do and payable for $363,139 and $485,883. The Notes bear a simple interest rate 1% per month and call for aggregate monthly principal and interest payments $6,718 and $8,989, respectively, for each month in which the Company's beginning cash balance equals or exceeds $200,000. Subject to certain conditions, including default, these notes become payable in full. In the event of a debt or equity financing, 20% of the proceeds derived from the financing will be used to pay down the outstanding interest and principal obligations. As a result of the Cornell Capital financing, the Notes are due and payable in full. As of June 30, 2006, Kronos had repaid the first promissory Note in full and owed $1.8 million under the second Promissory Note.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS


         Our common stock trades on the Over-the-Counter Bulletin Board under the trading symbol "KNOS." Our high and low bid prices by quarter during fiscal 2006 and 2005 are presented as follows:


                     Fiscal Year 2006                    High              Low
   ----------------------------------------------       ------            ------
   First Quarter (July 2005 to September 2005)          $0.100            $0.045
   Second Quarter (October 2005 to December 2005)       $0.175            $0.42
   Third Quarter (January 2006 to March 2006)           $0.090            $0.052
   Fourth Quarter (April 2006 to June 2006)             $0.72             $0.037

                     Fiscal Year 2005                    High              Low
   ----------------------------------------------       ------            ------
   First Quarter (July 2004 to September 2004)
   Second Quarter (October 2004 to December 2004)       $0.175            $0.125
   Third Quarter (January 2005 to March  2005)          $0.200            $0.125
   Fourth Quarter (April 2005 to June 2005)             $0.150            $0.80
                                                        $0.150            $0.063

         On October 25, 2006, the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.0152 per share. On October 25, 2006, we had approximately 2,000 beneficial stockholders of our common stock and 180,164,336 shares of our common stock were issued and outstanding.

Dividends

         We have not declared or paid dividends on our common stock during fiscal 2005 or 2006 and do not plan to declare or pay dividends on our common stock during fiscal 2007. Our dividend practices are determined by our Board of Directors and may be changed from time to time. We will base any issuance of dividends upon our earnings (if any), financial condition, capital requirements, acquisition strategies, and other factors considered important by our Board of Directors. Nevada law and our Articles of Incorporation do not require our Board of Directors to declare dividends on our common stock. We expect to retain any earnings generated by our operations for the development and expansion of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future.

Recent Sales Of Unregistered Securities

         Except as otherwise noted, all of the following shares were issued and options and warrants granted pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid, and no underwriter participated, in connection with any of these transactions. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about Kronos to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

         All investors participating in private placements for cash were "accredited investors" within the meaning of Regulation D. In addition, we note that there are several categories of recipients of these shares. These include investors for cash, officers, directors, consultants, litigants and former stockholders of private companies acquired by Kronos. Kronos does not believe that these categories of recipients should be integrated with each other under the concept of integration. Under Securities Act Release Nos. 4552 and 4434, these categories would not involve a single plan of financing and would not be considered to be made for the same general purpose. As a result, each category should be reviewed on its own. Given the small number of purchasers in these categories, Kronos believes that these transactions complied in all respects with Section 4(2). Kronos believes that this conclusion is true even if the transactions occurring within each category are integrated with other transactions occurring within six months or one year of a given transaction.

         On July 1, 2004, we granted options to acquire 725,000 shares of our common stock at an exercise price of $0.15 to Spencer Browne, James McDermott, William Poster, Milton Segal and Charles Strang in exchange for services as directors or advisory board members to the Company.

         In October 2004, we issued five million shares of our common stock, valued at $0.10 per share at an aggregate value of $500,000 to Cornell Capital Partners, LLC.

         In October 2004, we issued 62,500 shares of our common stock, valued at $0.10 per share at an aggregate value of $6,250 to Newbridge Securities Corporation as a placement agent fee in connection with the Standby Equity Distribution Agreement with Cornell Capital.

         In October 2004, we issued to HoMedics a warrant to purchase 26,507,658 shares of Kronos common stock. The warrant is exercisable for a period of ten
(10) years from the date of issuance. The exercise price is $0.10 per share.

         In November 2004, we issued 2,000,000 shares of our common stock valued at $0.10 per share at an aggregate value of $200,000 to Fusion Capital Partners, LLC. The proceeds were used to eliminate Kronos' non-interest bearing demand obligation to Fusion Capital.

         In November 2004, we issued 2,800,000 shares of our common stock valued at $0.10 per share at an aggregate value of $280,000 to a group of accredited investors.

         On June 30, 2005, we issued 1,500,000 shares of our common stock valued at $0.09 per share at an aggregate value of $135,000 to Daniel R. Dwight, Igor Krichtafovitch, and Richard F. Tusing for 2005 bonuses.

         On June 30, 2005, we granted options to acquire 1,725,000 shares of our common stock at an exercise price of $0.125. Of the 1,725,000 options, 1,200,000 options were granted to Daniel R. Dwight and Richard F. Tusing who are directors and officers of Kronos.

         On July 1, 2005, we granted options to acquire 632,000 shares of our common stock at an exercise price of $0.125 to Spencer Browne, James McDermott, William Poster, Milton Segal and Charles Strang in exchange for services as directors or advisory board members to the Company.

         On July 15, 2005, we granted options to acquire 1,428,571 shares of our common stock at an exercise price of $0.07 to the Wall Street Group 1,428,571.

         On March 9, 2006 we granted options to acquire 900,000 shares of our common stock at an exercise price of $0.06 to various employees for bonuses.

         On April 13, 2006, we granted options to acquire 5,625,000 shares of our common stock at an exercise price of $0.06 for bonuses. Of the 5,625,000 options, an aggregate of 3,475,000 options were granted to Daniel R. Dwight and Richard F. Tusing who are directors and officers of Kronos.

                            DESCRIPTION OF SECURITIES

General

                                  Common Stock

         Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. Accordingly, holders of a majority of our common stock entitled to vote in any election of directors may elect all of the directors standing for election should they choose to do so. Neither our Articles of Incorporation nor our Bylaws provide for cumulative voting for the election of directors. Holders of our common stock are entitled to receive their pro rata share of any dividends declared from time to time by the Board of Directors out of funds legally available therefor. Holders of our common stock have no preemptive, subscription, conversion, sinking fund, or redemption rights. All outstanding shares of our common stock are fully paid and non-assessable. In the event of liquidation, dissolution, or winding up of Kronos, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock (if any) then outstanding.

                                 Preferred Stock

         Our Articles of Incorporation authorizes 50,000,000 shares of preferred stock, no par value. No shares of preferred stock are issued and outstanding as of the date of this prospectus. The Board of Directors is authorized, subject to any limitations prescribed by the Nevada Revised Statutes, or the rules of any quotation system or national securities exchange on which our stock may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without further vote or action by the stockholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of Kronos or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. As of the date of this prospectus, the voting and other rights associated with the preferred stock have yet to be determined by the Board of Directors. There are no present plans by the Board of Directors to issue preferred shares or address the rights to be assigned thereto.

                                     Options

         Options to acquire shares in the Company's common stock have been issued to employees, board members, advisory board members and consultants as compensation for services provided to the Company. As of October 25, 2006, the following options had been granted in the amounts and to the individuals shown below; as of the date hereof, none of such options have been exercised:


              Name                    Number of Options              Strike Price      Date of Grant         Expiration
             -----                   -------------------            --------------    ---------------       ------------
Daniel R. Dwight                              500,000       (1)         $0.060            11/15/2001          11/15/2011
                                              250,000       (1)         $0.080            11/15/2001          11/15/2011
                                              250,000       (1)         $0.094            11/15/2001          11/15/2011
                                            1,000,000       (2)         $0.060             2/12/2002           2/12/2012
                                              600,000       (3)         $0.060             2/12/2002           2/12/2012
                                              660,000       (4)         $0.060             3/21/2003           3/21/2013
                                              726,206       (5)         $0.060             3/22/2004           3/22/2014
                                              750,000       (6)         $0.125             6/30/2005           6/30/2015
                                            2,455,000       (7)         $0.060             4/13/2006           4/13/2016

Richard F. Tusing                             600,000       (2)         $0.060             2/12/2002           2/12/2012
                                              350,000       (3)         $0.060             2/12/2002           2/12/2012
                                              971,756       (5)         $0.060             3/22/2004           3/22/2014
                                              450,000       (6)         $0.125             6/30/2005           6/30/2015
                                            1,020,000       (7)         $0.060             4/13/2006           4/13/2016

                                       49


              Name                    Number of Options              Strike Price      Date of Grant         Expiration
             -----                   -------------------            --------------    ---------------       ------------
Igor Krichtafovitch                           600,000       (2)         $0.060             2/12/2002           2/12/2012
                                              400,000       (3)         $0.060             2/12/2002           2/12/2012
                                              600,000       (4)         $0.060             3/21/2003           3/21/2013
                                              500,000       (8)         $0.060              5/7/2003            5/7/2013
                                              180,726       (5)         $0.060             3/22/2004           3/22/2014
                                              525,000       (6)         $0.125             6/30/2005           6/30/2015
                                            2,150,000       (7)         $0.060             4/13/2006           4/13/2016

J. Alexander Chriss                           350,000       (2)         $0.680             2/12/2002           2/12/2012
                                              300,000       (3)         $0.250             2/12/2002           2/12/2012
                                              405,000       (4)         $0.185             3/21/2003           3/21/2013
                                              247,834       (5)         $0.180             3/22/2004           3/22/2014

Richard A. Papworth                           398,475       (9)         $0.885              4/9/2001            4/9/2011
                                              100,000       (2)         $0.680             2/12/2002           2/12/2012
                                              200,000       (3)         $0.250             2/12/2002           2/12/2012
                                              300,000       (4)         $0.185             3/21/2003           3/21/2013

Vladimir Gorobets                              30,000       (3)         $0.060             2/12/2002           2/12/2012
                                              100,000       (4)         $0.060             3/21/2003           3/21/2013
                                              175,000       (7)         $0.060              3/9/2006            3/9/2016

Jacob Oharah                                   30,000       (3)         $0.060             2/12/2002           2/12/2012
                                               50,000       (4)         $0.060             3/21/2003           3/21/2013
                                              125,000       (7)         $0.060              3/9/2006            3/9/2016

Sergey Karpov                                  30,000       (10)        $0.060              4/7/2004            04/07/14
                                              150,000       (7)         $0.060              3/9/2006            3/9/2016

Vladimir Bibikov                               25,000       (10)        $0.060             6/30/2004           6/30/2014
                                               75,000       (7)         $0.060              3/9/2006            3/9/2016

Terence Tam                                    25,000       (10)        $0.060              04/21/04            04/21/14
                                              125,000       (7)         $0.060              3/9/2006            3/9/2016

Maciej Ziomkowski                              25,000       (10)        $0.060              04/21/04            04/21/14
                                              100,000       (7)         $0.060              3/9/2006            3/9/2016


Vladislov Korlov                               10,000       (10)        $0.060              1/3/2015            1/3/2015
                                               75,000       (7)         $0.060              3/9/2006            3/9/2016

Charles D. Strang                              50,000       (11)        $0.710              5/3/2001            5/3/2011
                                               50,000       (11)        $0.280             8/14/2002           8/14/2007
                                               18,904       (11)        $0.150            12/30/2002          12/30/2007
                                               21,000       (11)        $0.150              8/6/2003            8/6/2008
                                               50,000       (11)        $0.200              7/1/2004            7/1/2009
                                               50,000       (11)        $0.125              7/1/2005            7/1/2010
                                               50,000       (11)        $0.060              7/1/2006            7/1/2011

James P. McDermott                             20,959       (11)        $0.150            12/30/2002          12/30/2007
                                               30,000       (11)        $0.150              8/6/2003            8/6/2008
                                              213,000       (11)        $0.200              7/1/2004            7/1/2009
                                              189,000       (11)        $0.125              7/1/2005            7/1/2010
                                              185,500       (11)        $0.060              7/1/2006            7/1/2011

                                       50

              Name                    Number of Options              Strike Price      Date of Grant         Expiration
             -----                   -------------------            --------------    ---------------       ------------
Milton Segal                                  199,000       (11)        $0.200              7/1/2004            7/1/2009
                                              189,000       (11)        $0.125              7/1/2005            7/1/2010
                                              185,500       (11)        $0.060              7/1/2006            7/1/2011

Spencer Browne                                213,000       (11)        $0.200              7/1/2004            7/1/2009
                                              154,000       (11)        $0.125              7/1/2005            7/1/2010

William Poster                                 35,000       (11)        $0.280             7/30/2002           7/30/2007
                                               35,575       (11)        $0.150             7/30/2003           7/30/2008
                                               50,000       (11)        $0.200              7/1/2004            7/1/2009
                                               50,000       (11)        $0.125              7/1/2005            7/1/2010
                                               50,000       (11)        $0.060              7/1/2006            7/1/2011

The Wall Street Group                       1,428,571       (12)        $0.070              7/1/2005            7/1/2015
                                              531,915       (12)        $0.047              7/1/2006            7/1/2016

Jeffrey D. Wilson                             200,000       (11)        $0.710              5/3/2001            5/3/2011
                                               10,000       (13)        $0.210             3/31/2002           3/31/2007
                                               50,000       (11)        $0.410             4/30/2002           4/30/2007
                                               10,000       (13)        $0.190             6/30/2002           6/30/2007
                                               10,000       (13)        $0.140             9/30/2002           9/30/2007
                                               42,000       (12)        $0.220            10/15/2002          10/15/2007
                                               33,425       (11)        $0.180            12/30/2002          12/30/2007
                                               50,000       (12)        $0.185             6/30/2003           6/30/2008

Erik W. Black                                  50,000       (11)        $0.380            12/30/2002          12/30/2007
                                               30,000       (11)        $0.150              8/6/2003            8/6/2008
                                               39,667       (11)        $0.200             10/6/2003           10/6/2008

Capitol Partners                               30,000       (12)        $0.360            11/27/2001          11/27/2011

Daniel Gladkowski                              18,000       (12)        $0.100              4/1/2003            4/1/2008

_____________________________________________
     (1) Pursuant to an employment agreement dated as of November 15, 2001 and a corresponding stock option agreement dated as of November 15, 2001.
     (2)  Compensation bonus for 2000.
     (3)  Compensation bonus for 2001.
     (4)  Compensation bonus for 2002.
     (5) Compensation for the conversation of accounts payable owed for services provided to the Company in exchange for long term Promissory Notes dated as of March 31, 2004.
     (6)  Compensation bonus for 2004
     (7)  Compensation bonus for 2005.
     (8) Pursuant to the acquisition of license rights to the Kronos technology dated as of May 7, 2003.
     (9)  Pursuant to an employment agreement dated as of May 19, 2000.
     (10) Initial compensation for joining the Company.
     (11) Compensation for services to the Board of Directors.
     (12) Pursuant to consulting services provided to the Company.
     (13) Pursuant to a Promissory Note dated as of October 10, 2001.

Warrants

         On May 9, 2003, we entered in a Warrant Agreement with HoMedics, Inc. pursuant to which HoMedics was granted a ten-year warrant to acquire 13,492,342 shares at an exercise price of $0.10 per share. The warrant shares were issued in exchange for providing $3.4 million in debt financing and $100,000. On

October 25, 2004, we entered into a Warrant Agreement with HoMedics, pursuant to which HoMedics was granted a ten-year warrant to acquire 26,507,628 shares at an exercise price of $0.10 per share. The warrants were issued in exchange for HoMedics agreeing to extend repayment of Kronos debt and to provide an additional $1 million in funding - $925,000 in secured debt financing and $75,000. HoMedics increased their potential equity position in Kronos to 30% of Kronos common stock on a fully diluted basis.

         On August 7, 2001, we entered into a Warrant Agreement with The Eagle Rock Group, LLC, pursuant to which The Eagle Rock Group was granted a ten-year warrant to acquire one million four hundred thousand (1,400,000) shares of our common stock at an exercise price of $0.68 per share (the fair market value on the date of grant). Effective March 11, 2002, we entered into an agreement with The Eagle Rock Group extending our relationship with The Eagle Rock Group until March 1, 2003. Pursuant to the agreement, we agreed to grant to The Eagle Rock Group a ten-year warrant for the right to purchase nine hundred thousand (900,000) shares of our common stock: Two hundred and fifty thousand (250,000) warrant shares at an exercise price of $0.42 and two hundred and fifty thousand (250,000) warrant shares at an exercise price of $0.205 (the closing price of the Company's common stock on March 1, 2002) were earned over a 12-month period and four hundred thousand (400,000) warrant shares at an exercise price of $0.145 were earned upon securing of our Licensing Agreement with HoMedics. These warrants are irrevocable and are fully vested.

Transfer Agent

         The transfer agent for our common stock is American Stock & Transfer Company, 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is
(718) 921-8124.

Limitation Of Liability: Indemnification

         As permitted by the Nevada Revised Statutes, our Bylaws provide for the indemnification of our directors, officers, and employees or of any corporation in which any such person serves as a director, officer, or employee at our request, to the fullest extent allowed by the Nevada Revised Statutes, against expenses (including, without limitation, attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any action, suit, or proceeding) incurred by any such director, officer, or employee. The Nevada Revised Statutes currently provides that such liability may be so limited, except for: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of distributions in violation of Nevada Revised Statutes 78.300. As a result of this provision, our company and our stockholders may be unable to obtain monetary damages from such persons for breach of their duty of care. Although stockholders may continue to seek injunctive and other equitable relief for an alleged breach of fiduciary duty by such persons, stockholders may have no effective remedy against the challenged conduct if equitable remedies are unavailable.

         We provide director and officer liability insurance and pays all premiums and other costs associated with maintaining such insurance coverage. We have also entered into indemnification agreements with each director and officer.

Anti-Takeover Effects Of Provisions Of Nevada State Law

         We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

         The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

         The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

         If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

         Nevada's control share law may have the effect of discouraging takeovers of the corporation.

         In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

         The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

                                   o EXPERTS

         The consolidated financial statements as of and for the years ended June 30, 2006 and 2005 included in the Prospectus have been audited by Sherb & Co. LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Kronos' ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                o LEGAL MATTERS

         Burton Bartlett and Glocovac, of Reno, Nevada, will pass upon the validity of the shares of common stock offered hereby for us.

                         o HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

               KRONOS ADVANCED TECHNOLOGIES, INC. AND SUBSIDIARIES

               CONSOLIDATED FINANCIAL STATEMENTS AT JUNE 30, 2006



Report of Independent Registered Public Accounting Firm                 F-2

Consolidated Balance Sheets as of June 30, 2006 and June 30, 2005       F-3

Consolidated Statements of Operations for the years ended June 30,
    2006 and 2005                                                       F-4

Consolidated Statement of Changes of Stockholders' Deficit for years
    ended June 30, 2006 and 2005                                        F-5

Consolidated Statements of Cash Flows for the years ended June 30,
    2006 and 2005                                                       F-6

Notes to Consolidated Financial Statements                          F-7 to F-16

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors Kronos Advanced Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Kronos Advanced Technologies, Inc. and Subsidiary as of June 30, 2006 and 2005 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kronos Advanced Technologies, Inc. and Subsidiary as of June 30, 2006 and 2005 and the results of their operations and their cash flows for the years then ended, in conformity with U. S. generally accepted accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and has a working capital deficiency as more fully described in Note 3. These issues among others raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                               /s/ Sherb & Co., LLP
                                               ---------------------------------
                                                   Sherb & Co., LLP


New York, New York
September 27, 2006

                       KRONOS ADVANCED TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                         June 30,              June 30,
                                                          2006                   2005
                                                  --------------------  --------------------
Assets

Current Assets
    Cash                                          $           598,323   $         1,554,906
    Accounts receivable                                        10,000                    -
    Other Current Assets                                       58,028               263,490
                                                  --------------------  --------------------
               Total Current Assets                           666,351             1,818,396
                                                  --------------------  --------------------
Property and Equipment                                         51,755                46,011
    Less: Accumulated Depreciation                            (46,158)              (43,384)
                                                  --------------------  --------------------
               Net Property and Equipment                       5,597                 2,627
                                                  --------------------  --------------------
Other Assets
    Intangibles, net                                        1,983,908             2,138,814
                                                  --------------------  --------------------
               Total Other Assets                           1,983,908             2,138,814
                                                  --------------------  --------------------
Total Assets                                      $         2,655,856   $         3,959,837
                                                  ====================  ====================
Liabilities and Stockholders' Deficit

Current Liabilities
    Accrued expenses and payables to officers     $             8,843   $            28,837
    Accounts payable                                          204,632               479,175
    Accrued interest expense                                  879,144               428,612
    Accrued expenses                                           41,111                58,458
    Deferred revenue                                           20,000                    -
    Notes payable, current portion                          1,815,000             4,028,131
    Notes payable to officers                                 256,544               397,004
                                                  --------------------  --------------------
               Total Current Liabilities                    3,225,274             5,420,217
                                                  --------------------  --------------------
Long Term Liabilities
    Notes payable                                           2,575,000             2,400,000
                                                  --------------------  --------------------
               Total Long Term Liabilities                  2,575,000             2,400,000
                                                  --------------------  --------------------
               Total Liabilities                            5,800,274             7,820,217
                                                  --------------------  --------------------
Stockholders' Deficit
    Common stock, authorized 500,000,000
     shares of $.001 par value
     Issued and outstanding - 144,499,657
     and 72,786,345, respectively                             144,500                72,686
    Capital in excess of par value                         27,828,241            23,183,747
    Accumulated deficit                                   (31,117,159)          (27,116,813)
                                                  --------------------  --------------------
               Total Stockholders' Deficit                 (3,144,418)           (3,860,380)
                                                  --------------------  --------------------
Total Liabilities and Stockholders' Deficit       $         2,655,856   $         3,959,837
                                                  ====================  ====================


The accompanying notes are an integral part of these financial statements.

                       KRONOS ADVANCED TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS





                                                          For the year ended June 30,
                                                        ----------------------------------
                                                              2006              2005
                                                        ----------------  ----------------
Sales                                                   $      219,369    $      430,379
Cost of sales                                                    8,449           375,397
                                                        ----------------  ----------------
Gross Profit                                                   210,920            54,982
                                                        ----------------  ----------------

Selling, General and Administrative expenses

    Compensation and benefits                                1,661,555         1,384,481
    Research and development                                   357,822           167,500
    Professional services                                      343,338           244,570
    Depreciation and amortization                              618,247           475,250
    Facilities                                                 100,982            96,882
    Insurance                                                  131,148           173,597
    Other selling general and administrative expenses          517,697           229,658
                                                        ----------------  ----------------
Total Selling, General and Administrative expenses           3,730,789         2,771,938
                                                        ----------------  ----------------

Net Operating Loss                                          (3,519,869)       (2,716,956)

Other Income (Expense)

    Loss on Debt Restructure                                        -         (3,857,467)
    Other Income                                                 8,776             1,414
    Interest Expense                                          (489,253)         (521,104)
                                                        ----------------  ----------------

Net Loss                                                $   (4,000,346)   $   (7,094,113)
                                                        ================  ================

Basic and Diluted Loss Per Share:
       Net Loss                                         $        (0.04)   $        (0.10)
                                                        ================  ================

Weighted Average Shares Outstanding - Basic and Diluted     98,512,184        67,612,904
                                                        ================  ================



The accompanying notes are an integral part of these financial statements.

                       KRONOS ADVANCED TECHNOLOGIES, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT





                                                          Common Stock         Capital in                        Total
                                                     -----------------------  Excess of Par    Accumulated   Stockholders'
                                                       Shares      Amount        Value         Deficit         Deficit
                                                     -----------  ----------  -------------  --------------  ------------
BALANCE at June 30, 2004                             61,323,845   $  61,323   $ 18,578,019   $ (20,022,700)  $(1,383,358)


       Shares issued for cash                         9,800,000       9,800        957,700               -       967,500
       Shares issued for services to officers         1,500,000       1,500        133,500               -       135,000
       Shares issued for consulting services             62,500          63          6,187               -         6,250
       Value of warrants issued in conjunction
         with debt restructure                                -           -      3,361,171               -     3,361,171
       Stock options issued for Board Service                 -           -        147,170               -       147,170
       Net loss for the year ended June 30, 2005              -           -              -      (7,094,113)   (7,094,113)
                                                     -----------  ----------  -------------  --------------  ------------
BALANCE at June 30, 2005                             72,686,345      72,686     23,183,747     (27,116,813)   (3,860,380)

       Shares issued for cash                        71,813,312      71,814      4,038,186               -     4,110,000
       Stock options issued for employee services             -           -        500,477               -       500,477
       Stock options issued for Board Service                 -           -         26,548               -        26,548
       Stock options issued for consulting services           -           -         79,283               -        79,283
       Net loss for the year ended June 30, 2006              -           -              -      (4,000,346)   (4,000,346)
                                                     -----------  ----------  -------------  --------------  ------------
BALANCE at June 30, 2006                            144,499,657   $ 144,500   $ 27,828,241   $ (31,117,159)  $(3,144,418)
                                                    ============  ==========  =============  ==============  ============




The accompanying notes are an integral part of this financial statement

                       KRONOS ADVANCED TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                       For the year ended June 30,
                                                                  ----------------------------------------
                                                                         2006                  2005
                                                                  --------------------  ------------------
  CASH FLOWS FROM OPERATING ACTIVITIES
          Net loss                                                $        (4,000,346)  $      (7,094,113)
          Adjustments to reconcile net loss to net cash
            used in operations
                 Depreciation and amortization                                618,245             475,250
                 Accretion of note discount                                        -               92,965
                 Loss on debt restructuring                                        -            3,857,467
                 Common stock issued for compensation/services                606,308             282,170
          Change In:
                 Accounts receivable                                          (10,000)             97,544
                 Prepaid expenses and other assets                             12,337             102,447
                 Deferred revenue                                              20,000              (3,218)
                 Accounts payable                                            (294,537)            199,224
                 Accrued expenses and other liabilities                       433,185             174,710
                                                                  --------------------  ------------------
     Net cash used in Operating Activities                                 (2,614,808)         (1,815,554)
                                                                  --------------------  ------------------
CASH FLOWS FROM INVESTING ACTIVITIES

                 Purchases of property and equipment                           (5,745)                 -
                 Investment in patent protection                             (247,440)           (279,245)
                                                                  --------------------  ------------------
     Net cash used in Investing Activities                                   (253,185)           (279,245)
                                                                  --------------------  ------------------
CASH FLOWS FROM FINANCING ACTIVITIES
                 Issuance of common stock for cash                          4,110,000             973,750
                 Proceeds from short-term borrowings                               -              100,000
                 Repayments of short-term borrowings                       (2,353,590)         (1,120,095)
                 Proceeds from long-term borrowings                           175,000           4,000,000
                 Debt Acquisition Costs                                       (20,000)           (373,013)
                                                                  --------------------  ------------------
     Net cash provided by Financing Activities                              1,911,410           3,580,642
                                                                  --------------------  ------------------
NET (DECREASE) INCREASE IN CASH                                              (956,583)          1,485,843
CASH
     Beginning of year                                                      1,554,906              69,063
                                                                  --------------------  ------------------
     End of year                                                  $           598,323   $       1,554,906
                                                                  ====================  ==================

Supplemental schedule:
     Interest paid in cash                                        $           250,124   $        129,886
                                                                  ====================  ==================


The accompanying notes are an integral part of this financial statement.

                KRONOS ADVANCED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Kronos Advanced Technologies, Inc. ("Kronos") is a Nevada corporation (the "Company"). The Company's shares began trading on the over-the-counter bulletin board exchange on August 28, 1996 under the symbol "TSET." Effective January 12, 2002, the Company began doing business as Kronos Advanced Technologies, Inc. and, as of January 18, 2002, we changed the Company ticker symbol to "KNOS." We have confined most of our recent activities to develop the Kronos technology.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method. The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a June 30 fiscal year end.

Principles of Consolidation. The consolidated financial statements of the Company include those of the Company and its subsidiary for the periods in which the subsidiary was owned/held by the Company. All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements. At June 30, 2006, we had only one subsidiary, Kronos Air Technologies, Inc.

Use of Estimates. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

Concentrations of Credit Risk. Financial instruments which can potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company manages its exposure to risk through ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts for potential losses and does not believe it is exposed to concentrations of credit risk that are likely to have a material adverse impact on the Company's financial position or results of operations.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents. The Company maintains cash and cash equivalents with high-credit, quality financial institutions. At June 30, 2006 the cash balances held at financial institutions were in excess of federally insured limits.

Accounts Receivable. The Company provides an allowance for potential losses, if necessary, on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts. Accounts receivable are shown net of allowances for doubtful accounts of $0 at June 30, 2006 and June 30, 2005. The Company charges off accounts receivable against the allowance for losses when an account is deemed to be uncollectable.

Property and Equipment. Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Intangibles. The Company uses assumptions in establishing the carrying value, fair value and estimated lives of our long-lived assets and goodwill. The criteria used for these evaluations include management's estimate of the asset's continuing ability to generate positive income from operations and positive cash flow in future periods compared to the carrying value of the asset, the strategic significance of any identifiable intangible asset in our business objectives, as well as the market capitalization of the Company. Cash flow projections used for recoverability and impairment analysis use the same key assumptions and are consistent with projections used for internal budgeting, and for lenders and other third parties. If assets are considered to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Useful lives and related amortization or depreciation expense are based on our estimate of the period that the assets will generate revenues or otherwise be used by Kronos. Factors that would influence the likelihood of a material change in our reported results include significant changes in the asset's ability to generate positive cash flow, loss of legal ownership or title to the asset, a significant decline in the economic and competitive environment on which the asset depends, significant changes in our strategic business objectives, and utilization of the asset.

Income Taxes. Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly.

Research and Development Expenses. Costs related to research and development are charged to research and development expense as incurred.

Net Loss Per Share. Basic loss per share is computed using the weighted average number of shares outstanding. Diluted loss per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options and warrants to purchase common stock, when their effect is dilutive.

Revenue Recognition. The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) 104, which requires evidence of an agreement, delivery of the product or services at a fixed or determinable price, and assurance of collection within a reasonable period of time. Further, Kronos Air Technologies recognizes revenue on the sale of the custom-designed contract sales under the percentage-of-completion method of accounting in the ratio that costs incurred to date bear to estimated total costs. For uncompleted contracts where costs and estimated profits exceed billings, the net amount is included as an asset in the balance sheet. For uncompleted contracts where billings exceed costs and estimated profits, the net amount is included as a liability in the balance sheet. Sales are reported net of applicable cash discounts and allowances for returns. Revenue from government grants for research and development purposes is recognized as revenue as long as the Company determines that the government will not be the sole or principal expected ultimate customer for the research and development activity or the products resulting from the research and development activity. Otherwise, such revenue is recorded as an offset to research and development expenses in accordance with the Audit and Accounting Guide, Audits of Federal Government Contractors. In either case, the revenue or expense offset is not recognized until the grant funding is invoiced and any customer acceptance provisions are met or lapse.

Stock, Options and Warrants Issued for Services. Issuances of shares of the Company's stock to employees or third-parties for compensation or services is valued using the closing market price on the date of grant for employees and the date services are completed for non-employees. Issuances of options and warrants of the Companies stock are valued using the Black-Scholes option model.

Stock Options. In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123R, Share-Based Payment ("SFAS No. 123R"). This Statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Statement requires entities to recognize stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions). Kronos elected to implement the provisions of SFAS No. 123R in the fiscal year ended June 30, 2005.

Accounting Changes and Error Corrections - In May 2005, the FASB issued FASB Statement No. 154, which replaces APB Opinion No.20 and FASB No. 3. This Statement provides guidance on the reporting of accounting changes and error corrections. It established, unless impracticable retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements to a newly adopted accounting principle. The Statement also provides guidance when the retrospective application for reporting of a change in accounting principle is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. This Statement is effective for financial statements for fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date of this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

Accounting for Certai Hybrid Financial Instruments - In February 2006, the FASB issued FASB Statement No. 155, which is an amendment of FASB Statements No. 133 and 140. This Statement; a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest-only strip and principal-only strip are not subject to the requirements of Statement 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, e) amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

Accounting for Servicing of Financial Assets - In March 2006, the FASB issued FASB Statement No. 156, which amends FASB Statement No. 140. This Statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This Statement amends Statement 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this Statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this Statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." This Interpretation prescribes a recognition threshold and measurement attribute of tax positions taken or expected to be taken on a tax return. This Interpretation is effective for the first fiscal year beginning after December 15, 2006. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In June 2006, the FASB ratified Emerging Issues Task Force 05-1, Accounting for the Conversion of an Instrument That Became Convertible upon the Issuer's Exercise of a Call Option ("EITF 05-1"). EITF 05-1 addresses instruments that are currently not convertible to equity but the instrument becomes convertible upon the exercise of the issuer's call option. EITF 05-1 calls for debt extinguishment treatment if the instrument did not contain a substantive conversion feature apart from the right to convert upon the issuer's exercise of its call right at the date of issuance. Conversely, if such substantive conversion feature did exist at issuance date, EITF 05-1 requires conversion treatment for those equity securities issued to satisfy the debt conversion. EITF 05-1 must be applied prospectively as of June 28, 2006. The Company does not expect EITF 05-1 to have a significant impact on its future financial position or results of operations.

NOTE 3 - REALIZATION OF ASSETS

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained losses from operations in recent years, and such losses have continued through the current year ended June 30, 2006. In addition, the Company has used, rather than provided cash in its operations. The Company is currently using its resources to attempt to raise capital necessary to commercialize its technology and develop viable commercial products, and to provide for its working capital needs.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management has taken the following steps with respect to its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue in existence:

EOL. In December 2005, Kronos executed a non-exclusive License Agreement with EOL, LLC, a Russian Federation corporation. Based in Korolev, Moscow Region, Russia, EOL will leverage the Kronos technology to produce, market, and distribute Kronos commercial air purification products, bacteriological and virus destruction devices and space heaters in select Commonwealth of Independent States. The agreement comes after successful completion of multiple tests in Eastern Europe, which found the Kronos technology capable of decontaminating rooms infected with airborne viruses and bacteria. Under the terms of the five-year agreement, EOL will provide Kronos a fixed percentage royalty on every product sold, as well as upfront licensing and quarterly maintenance fees. Based on contractual milestones, EOL is required to: (i) complete initial product design by March 2006; (ii) complete initial product prototypes by June 2006; and (iii) make product available for customer purchase by September 2006. EOL plans to assemble the finished products in Russia from components supplied both locally and from contract manufacturers in China. The products will be marketed and distributed in Russia, Ukraine, Kazakhstan, Moldova and Byelorussia. In March 2006, EOL achieved the first milestone: initial design of a wall mounted air sterilizer for the health care market. In June 2006, EOL achieved the second milestone: completion of the initial product prototypes. In August 2006, the Russian Research Institute of Medical Equipment began the process for product certification of the EOL device for use in medical facilities.

DESA. In June 2006, the Company executed a License Agreement with DESA IP, LLC, a wholly owned subsidiary of DESA LLC. DESA is a global provider of hearth, heating and zone comfort products. DESA is the first U.S. company to license the technology for embedded applications, which represents another step forward in the commercialization and globalization of Kronos' proprietary air movement, filtration and decontamination technology. This License Agreement provides DESA the opportunity to embed the Kronos electrostatic air movement technology within fireplaces, hearth systems, zone heaters and mounted electric fans and heaters. DESA will be seeking to take advantage of the silence, energy efficiency and, in select applications, air filtration benefits of the Kronos technology. DESA has the rights to distribute these products across thirty-four countries in North America, Europe and the former Eastern Block region.

U.S. Navy. In November 2002, the U. S. Navy awarded Kronos a Small Business Innovation Research Phase II contract worth $580,000, plus an option of $145,000. The Phase II contract (commercialization phase) is an extension of the Phase I and the Phase I Option work that began in 2001. In May 2005, Kronos shipped the Kronos device to Northrop Grumman for testing and evaluation. Based on the success of these initial tests, Northrop Grumman requested additional modifications and improvements to the device. Northrop Grumman is scheduling further testing. As of June 30, 2006, the U. S. Navy had provided Kronos with $580,000 in funding for this effort since inception.

Leading Automotive Manufacturer. In August 2005, Kronos extended its work into the transportation industry by signing a Prototype Development and Evaluation Agreement with a leading luxury automotive manufacturer. The Kronos product has been designed and manufactured to meet customer standards for placement inside of automobile passenger cabins. The customer is evaluating various potential applications for the technology.

Washington Technology Center. In December 2004, Kronos and the University of Washington were awarded a Phase I grant for a research and technology development project entitled "Heat Transfer Technology for Microelectronics and MEMS" by the Washington Technology Center ("WTC"). The objective of the project is to develop a novel energy-efficient heat transfer technology for cooling microelectronics. In January 2006, Kronos and the University of Washington conducted a successful bench scale demonstration of micron cooling of a MEMS chip. In June 2006, the Company and the University of Washington were awarded a Phase II grant for continued funding in its novel cooling system for microelectronics and computer chips. The Washington Technology Center is contributing $100,000 as a Phase II grant for the project. Kronos will provide $35,000 in funding, $38,000 in in-kind services, including use of the Kronos Research and Product Development Facility. The Phase II grant is a follow-on award to the December 2004 Phase I grant to Kronos and the University of Washington to initiate development of a novel energy-efficient heat transfer technology for cooling microelectronics.

In September 2006, the Company sent a notice of termination of its license agreement with HoMedics USA, Inc. HoMedics has indicated that it does not recognize Kronos' termination of the License Agreement as valid. HoMedics has requested an amicable and expedient resolution of the parties' differences. The outcome of this matter cannot be determined at this time.

 NOTE 4 - OTHER CURRENT ASSETS

Other current assets at June 30, consist of the following:

                                        2006                   2005
                                  ---------------       ---------------
 Debt acquisition costs           $       10,000         $    203,125
 Payroll deposit                               -               50,000
 Lease deposits                            7,138               10,365
 Prepaid insurance                        40,890                    -
                                  ---------------       ---------------
 Prepaid and other current assets $       58,028        $     263,490
                                  ===============       ===============

NOTE 5 - PROPERTY AND EQUIPMENT


Property and equipment at June 30, consists of the following:

                                        2006                   2005
                                  ---------------       ---------------
  Office furniture and fixtures   $       43,500        $       37,756
  Machinery and equipment                  8,255                 8,255
                                  ---------------       ---------------
                                          51,755                46,011
  Less accumulated depreciation          (46,158)              (43,384)
                                  ---------------       ---------------

  Net property and equipment      $        5,597        $        2,627
                                  ===============       ===============
Depreciation expense for the years ended June 30, 2006 and 2005 were $2,774, and $3,655, respectively.

NOTE 6 - INTANGIBLES

Intangible assets at June 30, consists of the following:

                                       2006                   2005
                                  ---------------       ----------------
     Marketing intangibles        $      587,711        $       587,711
     Purchased patent technology       2,669,355              2,669,355
     Developed patent technology         766,401                518,960
                                  ---------------       ----------------
                                       4,023,467              3,776,026
     Less accumulated amortization    (2,039,559)            (1,637,212)
                                  ---------------       ----------------
     Net intangible assets        $    1,983,908        $     2,138,814
                                  ===============       ================

Purchased patent technology includes property that was acquired in the Kronos acquisition.

Intangible assets are being amortized on a straight line basis over 10 years. Amortization expense for the years ended June 30, 2006 and 2005 was $402,347 and $393,460, respectively.

Amortization of the Company's Intangible Assets shown above for the fiscal years ended June 30,


                                      2007         2008         2009         2010         2011
                                   -----------  -----------  -----------  -----------  -----------
Marketing intangibles              $  587,711   $  587,711   $  587,711   $  587,711   $  587,711
Purchased patent technology         2,669,355    2,669,355    2,669,355    2,669,355    2,669,355
Developed patent technology           766,400      766,400      766,400      766,400      766,400
                                   -----------  -----------  -----------  -----------  -----------
                                    4,023,466    4,023,466    4,023,466    4,023,466    4,023,466
Less accumulated amortization      (2,441,905)  (2,844,252)  (3,246,599)  (3,559,997)  (3,695,408)
                                   -----------  -----------  -----------  -----------  -----------
Net intangible assets              $1,581,561   $1,179,214   $  776,867   $  463,469   $   328,058
                                   ===========  ===========  ===========  ===========  ===========

NOTE 7 - ACCRUED EXPENSES

 Accrued expenses at June 30, consisted of the following:

                                            2006                    2005
                                       ---------------        ---------------
Accrued professional services          $       38,500         $        37,014
Accrued compensation and other                  2,611                  21,444
                                       ---------------        ---------------
                                       $       41,111         $        58,458
Accrued interest                              879,144                 428,612
                                       ---------------        ---------------
                                       $      920,255         $       487,070
                                       ===============        ===============

NOTE 8 - NOTES PAYABLE

The Company had the following obligations as of June 30,

                                             2006                   2005
                                        ---------------       ---------------
 Obligations to Cornell Capital(1)      $    1,815,000        $    4,000,000
 Obligation to HoMedics (2)                  2,575,000             2,400,000
 Obligation to current employees (3)           256,544               397,004
 Obligation for finance leases (4)                   -                28,131
                                         --------------       ---------------
                                             4,646,544             6,825,135
Less:
 Current portion                             2,071,544             4,425,135
                                        ---------------       ---------------
 Total long term obligations net of
     current portion                    $    2,575,000        $    2,400,000
                                        ===============       ===============


(1) These notes have a one year term and bear interest at 12% with weekly payments.

(2) This note has a 5 year term and bears interest at 6% with no payments required until the earlier of Kronos receipt of royalty payments from HoMedics sale of Kronos-based air purification products or two years. This note was issued along with warrants for the purchase of 13.4 million shares of the Company's common stock.

(3) These notes bear interest at the rate of 12%. They represent obligation to current employees of the Company, which are due by December 31, 2006.

(4) See Note 9 below.

Payout of the Company's Notes Payable obligations listed above for the fiscal years ended June 30,


                                       2007        2008         2009        2010       2011
                                   -----------  ----------   ----------  ----------  ----------
Obligations to Cornell Capital     $1,815,000   $       -    $        -  $        -  $       -
Obligation to current employees       256,544           -             -           -          -
Obligation to HoMedics                594,231     792,308       792,308     396,153          -
                                   -----------  ----------   ----------  ----------  ----------
                                   $2,665,775   $ 792,308    $  792,308  $  396,153  $       -
                                   ===========  ==========   ==========  ==========  ==========

NOTE 9 - LEASES

The Company has entered into a non-cancelable operating lease for facilities. Rental expense was approximately $66,600 and $66,500 for years ended June 30, 2006 and 2005 respectively. Effective October 1, 2005, Kronos is committed through September 30, 2009 to annual lease payments on operating leases for 6,000 square feet of office/research and product development premises of for rent during fiscal,


                           2007         2008        2009        2010
                        ----------   ---------    ---------   ---------
Lease payments          $  60,564     $62,388     $ 64,260    $     -
                        ==========    ========    =========   =========

In the year ended June 30, 2006 the Company paid $28,131 in principal and $8,482 in interest on capital leases. Of the equipment that was purchased using capital leases, $10,650 was capitalized and the remaining $65,781 was expensed through research and development and cost of sales.

NOTE 10 - NET LOSS PER SHARE

As of June 30, 2006, there were outstanding options to purchase 22,783,112 shares of the Company's common stock and outstanding warrants to purchase 42,300,000 shares of the Company's common stock. These options and warrants have been excluded from the loss per share calculation as their effect is anti-dilutive. As of June 30, 2005 there were outstanding options to purchase 14,989,782 shares of Kronos common stock and outstanding warrants to purchase 42,300,000 shares of Kronos common stock. These options and warrants have been excluded from the loss per share calculation as their effect is anti-dilutive.

NOTE 11 - INCOME TAXES

The composition of deferred tax assets and the related tax effects are as follows at June 30,


                                              2006                   2005
                                         ---------------       ---------------
Benefit from carryforward of capital
and net operating losses                 $   (7,209,000)       $   (6,092,000)

Other temporary differences                    (157,000)             (157,000)

Options issued for services                    (218,000)                    -
Less:
  Valuation allowance                         7,584,000             6,249,000
                                         ---------------       ---------------
  Net deferred tax asset                 $            -        $            -
                                         ===============       ===============

The other temporary differences shown above relate primarily to impairment reserves for intangible assets, and accrued and deferred compensation. The difference between the income tax benefit in the accompanying statements of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows:


                                                                          June 30,
                                    --------------------------------------------------------------------------------
                                                     2006                                   2005
                                    --------------------------------------------------------------------------------
                                           Amount        % of pre-tax Loss         Amount        % of pre-tax Loss
                                    --------------------------------------------------------------------------------
Benefit for income tax at:
 Federal statutory rate             $    (1,360,000)           (34.0%)       $    (2,412,000)          (34.0%)
State statutory rate                        (80,000)            (2.0%)              (142,000)           (2.0%)
Non-deductible expenses                     105,000              2.6%              1,303,030            18.4%
Increase in valuation allowance           1,335,000             33.4%              1,251,000            17.6%
                                    --------------------------------------------------------------------------------
                                    $             -              0.0%        $             -             0.0%
                                    ================================================================================

The non-deductible expenses shown above related primarily to the amortization of intangible assets and to the accrual of stock options for compensation using different valuation methods for financial and tax reporting purposes.

At June 30, 2006, the Company has approximately $17.6 million of unused Federal net operating losses, $2.3 million capital losses and $13.4 million State net operating losses available for carryforward to future years. The benefit from carryforward of such losses will expire in various years through 2026 and could be subject to limitations if significant ownership changes occur in the Company.

NOTE 12 - STOCK OPTIONS AND WARRANTS

On February 12, 2002, the Board of Directors approved the TSET, Inc. Stock Option Plan under which Kronos' key employees, consultants, independent contractors, officers and directors are eligible to receive grants of stock options. Kronos has reserved and issued a total of 6,250,000 shares of common stock under the Stock Option Plan. Prior to that, the Company had no formal stock option plan but offered as special compensation to certain officers, directors and third party consultants the granting of non-qualified options to purchase Company shares at the market price of such shares as of the option grant date. The options generally have terms of three to ten years. The Company granted non-qualified stock options totaling 8,585,571 and 2,510,000 shares in the years ended June 30, 2006 and 2005, respectively.

As of July 1, 2004, the Company elected to follow Statement of Financial Accounting Standards No. 123R, Share-Based Payment ("SFAS No. 123R") to recognize stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions).

On April 13, 2006, the non-executive directors of the Board of Directors upon the recommendation of the Compensation Committee modified the exercise price on the 7,812,482 stock options issued to employees between November 15, 2001 and January 3, 2005. The exercise prices were changed from a range of $0.150 to $0.680 to a new range of exercise prices of $0.060 to $0.094. The base exercise price of $0.060 was set at the trailing three month average closing price of the stock prior to April 13, 2006, which represented an 8% premium to the closing price on April 12, 2006. This modification resulted in an expense of $453,905 for the year ended June 30, 2006.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the Company's opinion the existing available models do not necessarily provide a reliable single measure of the fair value of the Company's employee stock options. Using the Black-Scholes option valuation model, the weighted average grant date fair value of options granted during the years ended June 30, 2006 and 2005 was $0.058 and $0.068 per option share, respectively.

A summary of the Company's stock option activity and related information for the years ended June 30, 2006 and 2005 is as follows (in thousands, except per share amounts):

                                                           Weighted
                                                            Average
                                           Shares        Exercise Price
                                       ---------------    ------------
Outstanding at June 30, 2004                   12,813            0.42
     Granted                                    2,510            0.15
     Exercised                                      -               -
     Cancelled                                   (273)           0.84
                                       ---------------    ------------
Outstanding as June 30, 2005                   15,050          $ 0.37

     Granted                                    8,585            0.07
     Exercised                                      -               -
     Cancelled                                   (852)           0.84
                                       ---------------    ------------
Outstanding as June 30, 2006                   22,783          $ 0.24
                                       ===============    ============
A summary of options outstanding and exercisable at June 30, 2006 and 2005 is follows (in thousands, except per share amounts and years):


                                    Options Outstanding                      Options Exercisable
                         --------------------------------------------  ------------------------------
                                          Weighted
                                          Average
                                         Remaining        Weighted
     Range of                             Life (in        Average         Range of
  Exercise Prices        Options           years)      Exercise Price  Exercise Prices      Options
------------------       --------        ----------    --------------  ---------------      --------
June 30, 2006
   $0.71  -  $1.12           648             2.4            $0.82      $0.71  -  $1.12          648
   $0.21  -  $0.70         1,290             4.5            $0.42      $0.21  -  $0.70        1,290
   $0.00  -  $0.20        20,845             7.6            $0.08      $0.00  -  $0.20       20,845

June 30, 2005
   $0.71  -  $1.12         1,472             2.9            $0.87      $0.71  -  $1.12        1,472
   $0.21  -  $0.70         5,925             6.3            $0.49      $0.21  -  $0.70        5,925
   $0.00  -  $0.20         7,653             8.0            $0.17      $0.00  -  $0.20        7,653

A summary of the Company's stock warrant activity and related information for the years ended June 30, 2006 and 2005 is as follows (in thousands, except per share amounts):

                                                   Weighted Average
                                  Warrants          Exercise Price
                              ----------------       -------------
Outstanding at June 30, 2004           15,792               $0.16
     Granted                           26,508               $0.10
     Exercised                              -                   -
     Cancelled                              -                   -
                               ---------------        ------------
Outstanding as June 30, 2005           42,300             $  0.12
     Granted                                -                   -
     Exercised                              -                   -
     Cancelled                              -                   -
                               ---------------        ------------
Outstanding as June 30, 2006           42,300             $  0.12
                               ===============        ============

NOTE 13 - COMMITMENTS AND CONTINGENCIES

In October 2004, Kronos entered into agreements for up to $20.5 million in equity and equity backed debt financing from Cornell Capital Partners. In October 2004, Kronos sold 5 million unregistered shares of Kronos common stock for gross proceeds of $500,000 to Cornell Capital Partners. Cornell Capital Partners committed to provide $4 million pursuant to two Promissory Notes, which was funded as follows: $2 million upon the filing an SB-2 Registration Statement and $2 million upon the SEC declaring the Registration Statement effective. Kronos executed a Standby Equity Distribution Agreement for $20 million of funding which Kronos has the option to drawdown against in increments as large as $1.5 million over the next twelve months. As of June 30, 2006, Kronos has received $6.2 million in funding under these agreements. As of June 30, 2006, the Company owed $1.8 million under the second Promissory Note.

In October 2004, HoMedics agreed to extend repayment of Kronos debt and to provide an additional $1 million in funding. HoMedics has agreed to provide Kronos with an additional $1 million in financing - $925,000 in secured debt financing and $75,000 for the purchase of additional warrants. In December 2005, $175,000 of the $925,000 was funded. The balance of $750,000 has not been funded. In addition, quarterly debt payments and the maturity date for existing debt have been extended. Quarterly payments due on the outstanding $2.4 million in secured debt financing, which had been scheduled to begin in August 2004, will begin in February 2007. The maturity date of the $2.4 million in debt has been extended from May 2008 to October of 2009; the maturity date on the $175,000 will also be October 2009. The interest rate will remain at 6% for the $2.4 million in debt; the rate will also be 6% on the additional debt. HoMedics increased their potential equity position in Kronos to 30% of Kronos common stock on a fully diluted basis. In connection with the October 2004 agreements, Kronos issued HoMedics a warrant to buy 26.5 million shares of Kronos common stock. As a result of this debt restructuring, the Company recognized a loss of $3,857,467 which represents the reacquisition price less the net carrying value of the debt restructuring. The reacquisition price is made up of $2,400,000 which is the amount of the new debt and $3,361,161 which represents the value of the warrants using the Black-Scholes method. The net carrying value is the $2,400,000 which is the old debt less the unamortized debt discount of $496,296.

Daniel R. Dwight, President and Chief Executive Officer, and the Company entered into an Employment agreement effective as of November 15, 2001. The initial term of Mr. Dwight's Employment Agreement was for 2 years and will automatically renew for successive 1 year terms unless Kronos or Mr. Dwight provide the other party with written notice within 3 months of the end of the initial term or any subsequent renewal term. The Board of Directors renewed Mr. Dwight's Employment Agreement on August 13, 2003 and again on August 15, 2004 and August 15, 2005. In April 2006, the Board of Directors renewed Mr. Dwight's Employment Agreement and increased his base cash compensation to $225,000 per year effective April 15, 2006. Mr. Dwight is eligible for annual incentive bonus compensation in an amount equal to Mr. Dwight's annual salary based on the achievement of certain bonus objectives. In addition, Kronos granted Mr. Dwight 1,000,000 immediately vested and exercisable, ten-year stock options at various exercise prices. Mr. Dwight will be entitled to fully participate in any and all 401(k), stock option, stock bonus, savings, profit-sharing, insurance, and other similar plans and benefits of employment.

Richard F. Tusing, Chief Operating Officer, and the Company entered into an Employment agreement effective as of January 1, 2003. The initial term of Mr. Tusing's Employment Agreement is for 2 years and will automatically renew for successive 1 year terms unless Kronos or Mr. Tusing provide the other party with written notice within 3 months of the end of the initial term or any subsequent renewal term. The Board of Directors renewed Mr. Tusing's Employment Agreement on October 1, 2004 and October 1, 2005. Mr. Tusing's Employment Agreement provides for base cash compensation of $160,000 per year. Mr. Tusing will be entitled to fully participate in any and all 401(k), stock option, stock bonus, savings, profit-sharing, insurance, and other similar plans and benefits of employment.

NOTE 14 - MAJOR CUSTOMERS

As of June 30, 2006 the Company had six major customers: DESA, EOL, HoMedics, leading automotive manufacturer, the U.S. Navy and the U.S. Army. Of the $219,369 in revenue recorded in the year ended June 30, 2006, $219,369 or 100% was derived from these six customers.

As of June 30, 2005 the Company had three major customers: HoMedics, the U.S. Navy and the U.S. Army. Of the $430,379 in revenue recorded in the year ended June 30, 2005, $430,379 or 100% was derived from these three customers.

NOTE 15 - SEGMENTS OF BUSINESS

The Company operates principally in one segment of business: The Kronos segment licenses, manufactures and distributes air movement and purification devices utilizing the Kronos technology. In the year ended June 30, 2006, the Company operated only in the United States of America.

NOTE 16 - RELATED PARTIES

As of June 30, 2006, the Company has outstanding obligations for past compensation to management of $256,544. As of June 30, 2005, the Company has outstanding obligations for past compensation management of $397,904. These unpaid amounts currently accrue interest at the rate of 12% per annum.

NOTE 17 - STOCKHOLDERS' DEFICIT

During the year ended June 30, 2006, the Company issued 71,813,312 shares of its common stock for $4,110,000 in cash.

During the year ended June 30, 2005, the Company issued 9,800,000 shares of its common stock for $967,500 in cash. The Company issued 1,500,000 shares valued at $135,000 for services to officers and employees and 62,500 shares valued at $6,250 for consulting services.

NOTE 18 - SUBSEQUENT EVENTS (Unaudited)

In September 2006, the Company sent a notice of termination of its license agreement with HoMedics USA, Inc. HoMedics has indicated that it does not recognize Kronos' termination of the License Agreement as valid. HoMedics has requested an amicable and expedient resolution of the parties' differences. The outcome of this matter cannot be determined at this time.

In July and August 2006, the Company received notification that three more of its patent applications have been allowed for issuance by the United States Patent and Trademark Office.

In August and September 2006, Kronos issued 17,044,241 shares of common stock for $550,000 to Cornell under the terms of our Standby Equity Distribution Agreement. The proceeds were used for working capital and making payments on the second Promissory Note.

This prospectus does not constitute an offer to sell, PROSPECTUS or a solicitation of an offer to buy any securities:

[    ] except the common stock offered by this prospectus;

[ ] in any jurisdiction in which the offer or 164,848,371 solicitation is not authorized; Shares of Common Stock

[ ] in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or KRONOS ADVANCED solicitation; TECHNOLOGIES, INC.

[ ] to any person to whom it is unlawful to make the offer or solicitation; or ____________, 2006

[ ] to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

[    ]  there  have  been  no  changes  in  the   affairs  of  Kronos   Advanced
     Technologies, Inc. after the date of this prospectus; or

[ ] the information contained in this prospectus is correct after the date of this prospectus.

Until October 31, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Kronos pursuant to the foregoing, or otherwise, Kronos has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Kronos will pay all expenses in connection with this offering.


         Securities and Exchange Commission Registration Fee          $    3,000
         Printing and Engraving Expenses                              $    2,500
         Accounting Fees and Expenses                                 $   20,000
         Legal Fees and Expenses                                      $   50,000
         Miscellaneous                                                $    9,500
                                                                      ----------
         TOTAL                                                        $   85,000
                                                                      ==========
 Recent Sales Of Unregistered Securities

         Except as otherwise noted, all of the following shares were issued and options and warrants granted pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." No commissions were paid, and no underwriter participated, in connection with any of these transactions. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about Kronos to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

         All investors participating in private placements for cash were "accredited investors" within the meaning of Regulation D. In addition, we note that there are several categories of recipients of these shares. These include investors for cash, officers, directors, consultants, litigants and former stockholders of private companies acquired by Kronos. Kronos does not believe that these categories of recipients should be integrated with each other under the concept of integration. Under Securities Act Release Nos. 4552 and 4434, these categories would not involve a single plan of financing and would not be considered to be made for the same general purpose. As a result, each category should be reviewed on its own. Given the small number of purchasers in these categories, Kronos believes that these transactions complied in all respects with Section 4(2). Kronos believes that this conclusion is true even if the transactions occurring within each category are integrated with other transactions occurring within six months or one year of a given transaction.

         On July 1, 2004, we granted options to acquire 725,000 shares of our common stock at an exercise price of $0.15 to Spencer Browne, James McDermott, William Poster, Milton Segal and Charles Strang in exchange for services as directors or advisory board members to the Company.

         In October 2004, we issued five million shares of our common stock, valued at $0.10 per share at an aggregate value of $500,000 to Cornell Capital Partners, LLC.

         In October 2004, we issued 62,500 shares of our common stock, valued at $0.10 per share at an aggregate value of $6,250 to Newbridge Securities Corporation as a placement agent fee in connection with the Standby Equity Distribution Agreement with Cornell Capital.

         In October 2004, we issued to HoMedics a warrant to purchase 26,507,658 shares of Kronos common stock. The warrant is exercisable for a period of ten
(10) years from the date of issuance. The exercise price is $0.10 per share.

         In November 2004, we issued 2,000,000 shares of our common stock valued at $0.10 per share at an aggregate value of $200,000 to Fusion Capital Partners, LLC. The proceeds were used to eliminate Kronos' non-interest bearing demand obligation to Fusion Capital.

         In November 2004, we issued 2,800,000 shares of our common stock valued at $0.10 per share at an aggregate value of $280,000 to a group of accredited investors.

         On June 30, 2005, we issued 1,500,000 shares of our common stock valued at $0.09 per share at an aggregate value of $135,000 to Daniel R. Dwight, Igor Krichtafovitch, and Richard F. Tusing for 2005 bonuses.

         On June 30, 2005, we granted options to acquire 1,725,000 shares of our common stock at an exercise price of $0.125. Of the 1,725,000 options, 1,200,000 options were granted to Daniel R. Dwight and Richard F. Tusing who are directors and officers of Kronos.

         On July 1, 2005, we granted options to acquire 632,000 shares of our common stock at an exercise price of $0.125 to Spencer Browne, James McDermott, William Poster, Milton Segal and Charles Strang in exchange for services as directors or advisory board members to the Company.

         On July 15, 2005, we granted options to acquire 1,428,571 shares of our common stock at an exercise price of $0.07 to the Wall Street Group 1,428,571

         On March 9, 2006 we granted options to acquire 900,000 shares of our common stock at an exercise price of $0.06 to various employees for bonuses.

         On April 13, 2006, we granted options to acquire 5,625,000 shares of our common stock at an exercise price of $0.06 for bonuses. Of the 5,625,000 options, an aggregate of 3,475,000 options were granted to Daniel R. Dwight and Richard F. Tusing who are directors and officers of Kronos.


EXHIBIT             DESCRIPTION                                      LOCATION
-------             ----------------------------------------------   ------------------------------------------------------
2.1                 Articles of Merger for Technology Selection,     Incorporated   by  reference  to  Exhibit.2.1  to  the
                    Inc. with the Nevada Secretary of State          Registrant's  Registration Statement on Form S-1 filed
                                                                     on August 7, 2001 (the "Registration Statement")

3.1                 Articles of Incorporation                        Incorporation  Incorporated  by  reference  to Exhibit
                                                                     3.1 to the  Registration  Statement  on Form S-1 filed
                                                                     on August 7, 2001

3.2                 Bylaws                                           Incorporated   by   reference   Exhibit   3.2  to  the
                                                                     Registration  Statement on Form S-1 filed on August 1,
                                                                     2001

4.1                 2001 Stock Option Plan                           Incorporated   by   reference   to   Exhibit   4.1  to
                                                                     Registrant's  Form 10-Q for the quarterly period ended
                                                                     March 31, filed on May 15, 2002

5.1                 Opinion re: legality                             Provided herein

10.21               Consulting Agreement, dated January 1,.2001,     Incorporated  by  reference  to  Exhibit.10.21  to the
                    by and between TSET, Inc. and Dwight, Tusing &   Registration  Statement on Form S-1 filed on August 7,
                    Associates                                       2001

10.22               Letter Agreement, dated April 12,.2001, by and   Incorporated  by  reference  to  Exhibit.10.35  to the
                    between TSET, Inc. and Daniel R. Dwight and      Registration  Statement on Form S-1 filed on August 7,
                    Richard F. Tusing                                2001

10.23               Indemnification Agreement, dated May.1, 2001,    Incorporated  by reference to 2001,  by Exhibit  10.37
                    by and between TSET, Inc. and Jeffrey D. Wilson  to the  Registration  Statement  on Form S-1  filed on
                                                                     August 7, 2001

10.24               Indemnification Agreement, dated May.1, 2001,    Incorporated  by  reference  to  Exhibit.10.38  to the
                    by and between TSET, Inc. and Daniel R. Dwight   Registration  Statement on Form S-1 filed on August 7,
                                                                     2001

10.25               Indemnification Agreement, dated May.1, 2001,    Incorporated  by  reference  to  Exhibit.10.39  to the
                    by and between TSET, Inc. and Richard F. Tusing  Registration  Statement on Form S-1 filed on August 7,
                                                                     2001

10.26               Indemnification Agreement, dated May.1, 2001,    Incorporated  by  reference  to  Exhibit.10.40  to the
                    by and between TSET, Inc. and Charles D. Strang  Registration  Statement on Form S-1 filed on August 7,
                                                                     2001

10.27               Indemnification Agreement, dated May.1, 2001,    Incorporated  by  reference  to  Exhibit.10.41  to the
                    by and between TSET, Inc. and Richard A.         Registration  Statement on Form S-1 filed on August 7,
                    Papworth                                         2001

10.28               Indemnification Agreement, dated May 1.2001,     Incorporated  by  reference  to  Exhibit.10.42  to the
                    by and between TSET, Inc. and Erik W. Black      Registration  Statement on Form S-1 filed on August 7,
                                                                     2001

                                      II-3


10.29               Warrant Agreement, dated July 16,.2001, by and   Incorporated  by  reference  to  Exhibit.10.49  to the
                    between TSET, Inc. and The Eagle Rock Group,     Registration  Statement on Form S-1 filed on August 7,
                    LLC                                              2001

10.30               Agreement and Release, dated October.10, 2001,   Incorporated  by  reference  to  Exhibit.10.50  to the
                    by and between TSET, Inc. and Jeffrey D. Wilson  Registrant's  Form  10-K.for  the year  ended June 30,
                                                                     2001 filed on October 15, 2001

10.31               Promissory Note dated October 10, 2001.payable   Exhibit  10.51 to the  Registrant's  Form.10-K for the
                    to Mr. Jeffrey D. Wilson                         year ended June 30, 2001 filed on October 15, 2001

10.32               Employment Agreement, effective November 15,     Incorporated  by  reference  to  Exhibit.10.55  to the
                    2001 by and between TSET, Inc. and Daniel R.     Registrant's  Form 10-Q.for the quarterly period ended
                    Dwight                                           March 31, 2002 filed on May 15, 2002

10.33               Common Stock Purchase Agreement dated August     Incorporated  by  reference  to  Exhibit.10.57  to the
                    12, 2002 by the between TSET, Inc. and Fusion    Registrant's  Amendment  No.  1 to Form  S-1  filed on
                    Capital Fund II, LLC                             August 13, 2003

10.34               Registration Rights Agreement, dated August      Incorporated  by  reference  to  Exhibit.10.58  to the
                    12, 2002 by and between TSET, Inc. and Fusion    Registrant's  Amendment  No.  1 to Form  S-1  filed on
                    Capital Fund II, LLC                             August 13, 2002

10.35               Termination Agreement, dated August.12, 2002     Incorporated  by  reference  to  Exhibit.10.59  to the
                    by and between TSET, Inc. and Fusion Capital     Registrant's  Amendment  No.  1 to Form  S-1  filed on
                    Fund II, LLC                                     September 16, 2002

10.36               Master Loan and Investment Agreement, dated      Incorporated  by  reference  to the  Registrant's  8-K
                    May 9, 2003, by and among Kronos Advanced        filed on May 15, 2003
                    Technologies, Inc., Kronos Air Technologies,
                    Inc. and FKA Distributing Co. d/b/a HoMedics,
                    Inc., a Michigan corporation ("HoMedics")

10.37               Secured Promissory Note, dated May 9,.2003, in   Incorporated  by  reference  to  Exhibit.99.2  to  the
                    the principal amount of.$2,400,000 payable to    Registrant's 8-K filed on May 15, 2003
                    HoMedics

10.38               Secured Promissory Note, dated May 9,.2003, in   Incorporated  by  reference  to  Exhibit.99.4  to  the
                    the principal amount of.$1,000,000 payable to    Registrant's 8-K filed on May 15, 2003
                    HoMedics

10.39               Security Agreement dated May 9, 2003,.by and     Incorporated  by  reference  to  Exhibit.99.4  to  the
                    among Kronos Air Technologies, Inc. and          Registrant's 8-K filed on May 15, 2003
                    HoMedics

10.40               Registration Rights Agreement, dated May 9,      Incorporated  by  reference  to  Exhibit.99.5  to  the
                    2003, by and between Kronos and HoMedics         Registrant's 8-K filed on May 15, 2003

                                      II-4


10.41               Warrant No. 1 dated May 9, 2003,.issued at       Incorporated  by  reference  to  Exhibit.99.7  to  the
                    HoMedics 8-K filed on May                        Registrant's 15, 2003

10.42               Warrant No. 2 dated May 9, 2003,.issued at       Incorporated  by  reference  to  Exhibit.99.7  to  the
                    HoMedics                                         Registrant's 8-K filed on May 15, 2003

10.43               Consulting Agreement effective October.31,       Incorporated  by  reference  to  Exhibit.10.67  to the
                    2003, by and among Kronos Advanced               Registrant's  Form 10-Q.for the quarterly period ended
                    Technologies, Inc., Steven G. Martin and         December 31, 2003 filed on February 17, 2004
                    Joshua B. on Scheinfeld

10.44               Promissory Note by and among Kronos Advanced     Incorporated  by  reference  to  Exhibit.10.67  to the
                    Technologies, Inc., and Richard A. Papworth      Registrant's  Form 10-Q.for the quarterly period ended
                                                                     December 31, 2003 filed on February 17, 2004

10.45               Promissory Note by and among Kronos Advanced     Incorporated  by  reference  to  Exhibit.10.67  to the
                    Technologies, Inc., and Daniel R. Dwight         Registrant's  Form 10-Q.for the quarterly period ended
                                                                     September 30, 2004 filed on May 17, 2004

10.46               Promissory Note by and among Kronos Advanced     Incorporated  by  reference  to  Exhibit.10.67  to the
                    Technologies, Inc., and Richard F. Tusing        Registrant's  Form 10-Q.for the quarterly period ended
                                                                     September 30, 2004 filed on May 17, 2004

10.47               Promissory Note by and among Kronos Advanced     Incorporated  by  reference  to  Exhibit.10.67  to the
                    Technologies, Inc., and Igor Krichtafovitch      Registrant's  Form 10-Q.for the quarterly period ended
                                                                     September 30, 2004 filed on May 17, 2004

10.48               Promissory Note by and among Kronos Advanced     Incorporated  by  reference  to  Exhibit.10.67  to the
                    Technologies, Inc., and J. Alexander Chriss      Registrant's  Form 10-Q.for the quarterly period ended
                                                                     September 30, 2004 filed on May 17, 2004

10.49               Standby Equity Distribution Agreement, dated     Incorporated  by  reference  to  Exhibit.99.1  to  the
                    October 15, 2004, by and between Kronos          Registrant's Form 8-K.filed on November 12, 2004
                    Advanced Technologies, Inc. and Cornell
                    Capital Partners, LP

10.50               Registration Rights Agreement, dated October     Incorporated  by  reference  to  Exhibit.99.2  to  the
                    15, 2004, by and between Kronos Advanced         Registrant's  Form  8-K.filed  on  November  12,  2004
                    Technologies, Inc. and                           Cornell Capital Partners, LP

10.51               Escrow Agreement, dated October 15,.2004 by      Incorporated  by  reference  to  Exhibit.99.2  to  the
                    and between Kronos Advanced Technologies, Inc.   Registrant's  Form  8-K.filed  on  November  12,  2004
                    and Cornell Capital                              Partners, Inc.

                                      II-5


10.52               Placement Agent Agreement, dated October 15,     Incorporated  by  reference  to  Exhibit.99.4  to  the
                    2004, by and between Kronos Advanced             Registrant's  Form  8-K.filed on November 12, 2004 and
                    Technologies, Inc.                               Cornell Capital Partners, Inc.

10.53               Securities Purchase Agreement, dated October     Incorporated  by  reference  to  Exhibit.99.5  to  the
                    15, 2004, by and between Kronos Advanced         Registrant's Form 8-K.filed on November 12, 2004
                    Technologies, Inc. and Cornell Capital
                    Partners, LP

10.54               Investor Registration Rights Agreement, dated    Incorporated  by  reference  to  Exhibit.99.6  to  the
                    October 15, 2004, by and between Kronos          Registrant's  Form  8-K.filed  on  November  12,  2004
                    Advanced                                         Technologies, Inc. and Cornell Capital Partners, LP

10.55               Escrow Agreement, dated October 15,.2004, by     Incorporated  by  reference  to  Exhibit.99.7  to  the
                    and between Kronos Advanced Technologies, Inc.   Registrant's Form 8-K.filed on November 12, 2004
                    and Cornell Capital Partners, LP


10.56               Form of Equity-Back Promissory Note in the       Incorporated  by  reference  to  Exhibit.99.8  to  the
                    principal amount of $2,000,000                   Registrant's Form 8-K filed on November 12, 2004

10.57               First Amendment to Master Loan and Investment    Incorporated  by  reference  to  Exhibit.99.9  to  the
                    Agreement, dated October.25, 2004, by and        Registrant's  Form  8-K.filed  on  November  12,  2004
                    among Kronos                                     Advanced Form Technologies,  Inc., f/k/a TSET, Inc., a
                                                                     Nevada corporation,  Kronos Air Technologies,  Inc., a
                                                                     Nevada  corporation  and FKA  Distributing  Co.  d/b/a
                                                                     HoMedics, Inc., a Michigan corporation

10.58               Secured Promissory Note, dated October.25,       Incorporated  by  reference  to  Exhibit.99.10  to the
                    2004, payable to FKA Distributing Co., d/b/a     Registrant's  Form  8-K.filed  on  November  12,  2004
                    HoMedics, Inc., a Michigan                       corporation, in the principal amount of $925,000

10.59               Amended and Restated Warrant No. 1,.dated        Incorporated  by  reference  to  Exhibit.99.11  to the
                    October 25, 2004, issued to FKA Distributing     Registrant's Form 8-K.filed on November 12, 2004
                    Co. d/b/a HoMedics, Inc.

10.60               Amended and Restated Warrant No. 2,.dated        Incorporated  by  reference  to  Exhibit.99.12  to the
                    October 25, 2004, issued to FKA Distributing     Registrant's Form 8-K.filed on November 12, 2004
                    Co. d/b/a HoMedics, Inc.

10.61               Warrant No. 3, dated October 25, 2004,.issued    Incorporated  by  reference  to  Exhibit.99.13  to the
                    to FKA Distributing Co. d/b/a. HoMedics, Inc.    Registrant's Form 8-K.filed on November 12, 2004

10.62               Amended and Restated Registration Rights         99.14 to the  Registrant's  Form 8-K.filed on November
                    Agreement, dated October 25, 2004,               12, 2004 by and between Kronos Advanced  Technologies,
                                                                     Inc., a Nevada  corporation and FKA  Distributing  Co.
                                                                     d/b/a HoMedics, a Michigan corporation

                                      II-6


10.63               Termination Agreement dated March 28, 2005, by   Incorporated  by  reference  to  Exhibit  10.63 to the
                    and between Kronos Advanced Technologies, Inc.   Registrant's Form 8-K filed on April 19, 2005
                    and Cornell Capital Partners, LP

10.64               Standby Equity Distribution Agreement, dated     Incorporated  by  reference  to  Exhibit  10.64 to the
                    April 13, 2005, by and between Kronos Advanced   Registrant's Form 8-K filed on April 19, 2005
                    Technologies, Inc. and Cornell Capital
                    Partners, LP

10.65               Registration Rights Agreement, dated April 13,   Incorporated  by  reference  to  Exhibit  10.65 to the
                    2005, by and between Kronos Advanced             Registrant's Form 8-K filed on April 19, 2005
                    Technologies, Inc. and Cornell Capital
                    Partners, LP

10.66               Escrow Agreement, dated April 13, 2005, by and   Incorporated  by  reference  to  Exhibit  10.66 to the
                    between Kronos Advanced Technologies, Inc. and   Registrant's Form 8-K filed on April 19, 2005
                    Cornell Capital Partners, Inc.

10.67               Placement Agent Agreement, dated April 13,       Incorporated  by  reference  to  Exhibit  10.67 to the
                    2005, by and between Kronos Advanced             Registrant's Form 8-K filed on April 19, 2005
                    Technologies, Inc. and Cornell Capital
                    Partners, LP

10.68               Form of Equity-Back Promissory Note in the       Incorporated  by  reference  to  Exhibit  10.68 to the
                    principal amount of $2,000,000 dated March 7,    Registrant's Form 8-K filed on April 19, 2005
                    2005 between Kronos Advanced Technologies,
                    Inc. and Cornell Capital Partners, LP

10.69               Form of Equity-Back Promissory Note in the       Incorporated  by  reference  to  Exhibit  10.69 to the
                    principal amount of $2,000,000 dated June 22,    Registrant's Form 8-K filed on September 28, 2005
                    2005 between Kronos Advanced Technologies,
                    Inc. and Cornell Capital Partners, LP

23.1                Consent of Sherb & Co., LLP                      Provided herein

23.2                Consent of Burton Bartlett and Glocovac          (Included in Exhibit 5.1)


Undertakings

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on November 7, 2006.


                       KRONOS ADVANCED TECHNOLOGIES, INC.


                                      By:     /s/ Daniel R. Dwight
                                              ----------------------------------
                                      Name:   Daniel R. Dwight
                                      Title:  Chief Executive Officer,
                                      President, Principal Executive Officer,
                                      Chief Financial Officer, Principal
                                      Accounting Officer, Principal Financial
                                      Officer and Director

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                  Title                                Date
---------                  -------------------------------      ----------------

/s/ Daniel R. Dwight
--------------------
Daniel R.  Dwight          Director, President, Principal       November 7, 2006
                           Executive Officer, Chief Executive
                           Officer, Chief Financial Officer,
                           Principal Financial Officer and
                           Principal Accounting Officer


/s/ James P.  McDermott
-----------------------
James P.  McDermott        Director                             November 7, 2006


/s/ M.J.  Segal
---------------
M.J.  Segal                Director                             November 7, 2006


/s/ Richard R.  Tusing
----------------------
Richard R.  Tusing         Director and Chief Operating         November 7, 2006
                           Officer